                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               OFFICE DEPOT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

DATE.........................................    Friday April 28, 2000
TIME.........................................    10:00 a.m. E.S.T.
LOCATION.....................................    The Boca Raton Marriott Hotel
                                                 5150 Town Center Circle Boca Raton, Florida 33486
ITEMS OF BUSINESS............................    1.  To elect eleven members of the Board of Directors
                                                     for the term described in this proxy statement;
                                                 2.  To consider an amendment to our Long-Term Equity
                                                     Incentive Plan to increase the number of shares of
                                                     Company Common Stock authorized for issuance under
                                                     the Plan by 16,000,000 shares.
                                                 3.  To consider an amendment to our Employee Stock
                                                     Purchase Plan to provide for an increase of
                                                     2,000,000 in the number of shares of Company
                                                     Common Stock authorized to be sold pursuant to the
                                                     Plan.
                                                 4.  To ratify our Board's appointment of Deloitte &
                                                     Touche LLP as independent public accountants for the
                                                     term described in this proxy statement ; and
                                                 5.  To transact any other business that may properly
                                                     come before the meeting.
RECORD DATE..................................    Holders of record of Office Depot common stock as of
                                                   the close of business on March 8, 2000 are entitled to
                                                   notice of and to vote at our Annual Meeting and any
                                                   adjournment thereof.
ANNUAL REPORT................................    Our 1999 Annual Report is enclosed with these Proxy
                                                   Materials.

                                      By order of the Board of Directors,

                                           /s/ David C. Fannin
                                      David C. Fannin
                                      Senior Vice President, General Counsel &
                                        Corporate Secretary

March 31, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES ELECTRONICALLY USING A TOUCH-TONE TELEPHONE OR THE INTERNET AS EXPLAINED ON THE PROXY CARD.

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                  NUMBER
                                                                  ------
PROXY STATEMENT & VOTING....................................       1
    Purpose of the Meeting and Recommendations of our
     Board..................................................       1
    Voting Your Share.......................................       1
    Changing or Revoking Your Proxy.........................       2
    Solicitation of Proxies.................................       2
    Stockholders Eligible to Vote at Our Annual Meeting;
     List of Stockholders Available.........................       2
    Establishing a Quorum...................................       2
ELECTION OF DIRECTORS -- ITEM 1.............................       4
    Nominees for Directors of Office Depot..................       4
    Terms to be Served......................................       4
    Replacement Nominees....................................       4
AMENDMENT OF LONG-TERM EQUITY INCENTIVE PLAN -- ITEM 2......       5
    Purpose of the Plan.....................................       5
    Reasons for Proposed Amendment..........................       5
    Description of the Plan.................................       6
    Certain United States Federal Income Tax Consequences of
     the Plan...............................................       8
    Vote Required for Plan Amendment........................      10
    Text of Proposed Plan Amendment.........................      10
AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN -- ITEM 3.........      11
    Reasons for the Proposed Amendment......................      11
    General Description of the Plan.........................      11
    Certain United States Federal Income Tax Consequences of
     the Plan...............................................      12
    Approval Required.......................................      13
    Text of Proposed Plan Amendment.........................      13
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS -- ITEM 4.....................................      14
STOCK OWNERSHIP INFORMATION.................................      15
MANAGEMENT OF THE COMPANY...................................      18
    Directors and Executive Officers........................      18
    Executive Officers Who Are Not Directors................      20
    Committees of our Board.................................      22
    Audit Committee.........................................      22
    Compensation Committee..................................      22
    Governance & Nominating Committee.......................      22
    Director Compensation...................................      23
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........      23
EXECUTIVE COMPENSATION......................................      24
    Summary Compensation Table..............................      24
    Option/SAR Grants in Last Fiscal Year...................      26
    Aggregated Option/SAR Exercise in the Last Fiscal Year
     And Fiscal Year-End Option/SAR Values..................      27
    CEO Compensation........................................      28
    Contractual Arrangement with our Vice-Chairman, Irwin
    Helford.................................................      30
    Employment Agreements With Other Named Executive
    Officers................................................      30
    Change in Control Agreements............................      31
    Change in Control Agreement with Mr. Nelson.............      32
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................      32
COMPENSATION COMMITTEE REPORT ON 1999 EXECUTIVE
  COMPENSATION..............................................      33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      36
COPIES OF FORM 10-K AVAILABLE...............................      37
YEAR 2001 STOCKHOLDER PROPOSALS.............................      37
COMMON STOCK PERFORMANCE....................................      38

                                PROXY STATEMENT
                                    FOR THE
                     2000 ANNUAL MEETING OF STOCKHOLDERS OF
                               OFFICE DEPOT, INC.

                            2200 OLD GERMANTOWN ROAD
                          DELRAY BEACH, FLORIDA 33445
                            TELEPHONE (561) 438-4800

     This Proxy Statement contains important information about our 2000 Annual Meeting of Stockholders, to be held on April 28, 2000, beginning at 10:00 a.m. E.S.T. at The Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida 33486. If our Annual Meeting is rescheduled, postponed or adjourned, this Proxy Statement will also apply to the rescheduled meeting.

     We are mailing this Proxy Statement and accompanying proxy card to our stockholders on or about March 31, 2000 .

PURPOSE OF THE MEETING AND RECOMMENDATIONS OF OUR BOARD

     Our Annual Meeting will provide you with an opportunity to vote your shares in connection with several important matters outlined in the Notice of this Meeting on the cover page of this Proxy Statement. We have mailed you these proxy materials in connection with the solicitation of proxies by our Board of Directors (our "Board"). Our Board asks that you authorize your proxy to vote as they recommend. OUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF ITS NOMINEES AS DIRECTORS OF THE COMPANY AND THAT YOU VOTE IN FAVOR OF EACH OF THE OTHER MATTERS REFERRED TO ABOVE.

VOTING YOUR SHARES

     Your vote is extremely important. If you cannot attend the Meeting in person, you may vote your shares by proxy. This can be done in three ways:

     - by completing, signing and returning your proxy card to us in the enclosed postage-paid envelope.

     - by voting electronically using a touch-tone telephone or

     - Using the Internet to vote your shares.

     Information about alternative electronic voting methods is provided on your enclosed proxy card. If your shares are held in "street name" with a broker or similar party, you will need to contact your broker to determine whether you will be able to vote using one of these alternative methods. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to use the Internet or telephone to vote, you must do so by 5:00 p.m. E.S.T. on April 27, 2000.

     Our Board has appointed certain persons ("proxies") to vote proxy shares in accordance with the instructions of our stockholders. If you authorize the proxies to vote your shares, but do NOT specify how your shares should be voted, they will vote your shares as our Board recommends. We do not expect that any other matters will be presented for consideration at our Annual Meeting; but if they are, your shares will be voted as our Board recommends unless you withhold authority for proxies to vote on such matters.

CHANGING OR REVOKING YOUR PROXY

     You can change or revoke your proxy at any time before it is exercised, regardless of the voting method you used, by mailing your request to our Corporate Secretary so that it is received prior to our Annual Meeting or by voting your ballot in person at the Annual Meeting. If you choose to do the latter, you will need to inform the Secretary or his designee of your plans prior to the actual vote.

SOLICITATION OF PROXIES

     We are soliciting proxies by mail. However, with the help of our officers and employees, we may also solicit proxies in person, by telephone or over the Internet. Our employees do not receive additional compensation for their solicitation services. In addition, certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the "beneficial owner") may solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We have also hired Corporate Investor Communications, Inc. ("CIC") to assist us in communicating with these institutions and forwarding solicitation materials to them, and have agreed to pay CIC a fee of $6,000 plus reimbursement of their reasonable out-of-pocket expenses in connection with this service. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

STOCKHOLDERS ELIGIBLE TO VOTE AT OUR ANNUAL MEETING; LIST OF STOCKHOLDERS AVAILABLE

     Anyone who owns shares of our common stock as of the close of business on March 8, 2000 (the "Record Date") will be entitled to vote at our Annual Meeting. Our official stock ownership records will conclusively determine whether you are a "holder of record" as of the Record Date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the location of our Annual Meeting on April 28, 2000 and for ten days prior to the meeting between the hours of 9 a.m. and 4 p.m. E.S.T. at our corporate headquarters in Delray Beach, Florida. As of March 8, 2000, there were 321,737,153 shares of common stock issued by Office Depot and owned by stockholders. Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

ESTABLISHING A QUORUM

     In order for us to transact business at our Annual Meeting, a "quorum" of our stockholders must be present, i.e., more than 50% of our outstanding common stock must be present, in person or by proxy. Stockholders will be counted as "present" at the meeting: (1) if they attend in person, (2) if they have properly voted by means of the Internet or by telephone, as described on the proxy card, or (3) if they have sent to the Company a properly signed proxy card. Stockholders choosing to abstain from voting and broker "non-votes" should be treated as present and entitled to vote for purposes of determining whether a quorum is present.

     An abstention occurs when a stockholder chooses not to cast a vote on a particular matter. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. If you complete your proxy card but abstain from voting on a particular matter, you will be considered present for purposes of determining whether a quorum has been established, even though you don't vote on one or more matters.

     Abstentions and broker "non-votes" will not be counted as a vote "for" or "against" any matter. However, abstentions will have the same effect as voting "no" or against a matter voted on at our Meeting which requires the affirmative vote of a majority of the shares present and voting. Broker non-votes will not be counted as shares entitled to vote and, accordingly will not affect the outcome with respect to any matter to be voted on at the meeting.

                  MATTERS TO BE CONSIDERED BY OUR STOCKHOLDERS

                        ELECTION OF DIRECTORS -- ITEM 1

NOMINEES FOR DIRECTORS OF OFFICE DEPOT

     The Governance & Nominating Committee of our Board has recommended, and our Board has nominated, the following eleven individuals for election as directors at our Annual Meeting. Our directors are elected by a plurality of the votes cast at the meeting, either in person or by proxy. The eleven nominees for directors who receive the highest number of votes cast at our Meeting will be elected to the Board. Information about these individuals, their business experience and other relevant information may be found under the heading Management of Our Company: Directors and Executive Officers at pages 18 through 20 of this Proxy Statement:

    David I. Fuente            Irwin Helford            Lee A. Ault III
    Neil R. Austrian          Cynthia R. Cohen          W. Scott Hedrick
    James L. Heskett          Michael J. Myers          M. Bruce Nelson
 Frank P. Scruggs, Jr.        Peter J. Solomon

TERMS TO BE SERVED

     Directors who are elected at our Annual Meeting will serve for a term of office that continues from the date and time of their election until our next Annual Meeting of Stockholders, or until their successors are elected and qualified. Generally, that term will be twelve months. All of our directors form a single class of directors.

REPLACEMENT NOMINEES

     The nominees listed above told us that they are willing to be elected and to serve as directors on our Board. However, if any of these nominees should become unable to serve, or otherwise become unavailable for election (for example, if any of them should become ill or incapacitated or should die), the current members of our Board of Directors (by majority vote) may name another person as a substitute nominee. If a substitute nominee is named by our Board, all proxies will be voted for the person so named (unless you specify on your proxy card to withhold voting for such person). Our Board is not required to name a substitute nominee. If a substitute nominee is not named, all proxies will be voted for the election of the remaining nominees (or as directed on your proxy card). In no event will more than eleven directors be elected at our Annual Meeting.

                       YOUR BOARD OF DIRECTORS RECOMMENDS
         A VOTE FOR ELECTION OF ALL NOMINEES LISTED ABOVE AS DIRECTORS

              AMENDMENT OF OUR LONG-TERM EQUITY INCENTIVE PLAN TO
                         INCREASE THE NUMBER OF SHARES
                   AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY
                          16,000,000 SHARES -- ITEM 2

PURPOSE OF THE PLAN

     Our Long-Term Equity Incentive Plan (the "Plan") exists to provide one important component of compensation for our officers, directors and certain key employees. The Plan has been adopted and previously approved by our stockholders for the purpose of attracting, retaining and rewarding the best available persons for positions of substantial responsibility in our Company. In addition, the Plan serves to align the interests of our officers, directors and key employees with the interests of our stockholders, since the benefits of the Plan are realized generally only if the price of our stock increases in the marketplace. The Plan permits issuance of stock options (both Incentive Stock Options and non-qualified stock options), Stock Appreciation Rights ("SARs") and Restricted Shares of our stock. Grants are made in the discretion of the Compensation Committee of our Board of Directors.

REASONS FOR PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES OF STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

     For several reasons, the Compensation Committee has recommended to our Board, and our Board now recommends to our stockholders, that the number of shares authorized and available for issuance under the Plan be increased by 16,000,000 shares of stock, from 31,068,750 shares to 47,068,750 shares of our stock. Of this total number (i.e. 47,068,750 total authorized shares), we currently have issued and outstanding options for approximately 23,000,000 of such shares (or approximately 49% of the total authorized if this Plan amendment is approved). In October 1998, our stockholders approved an amendment to the Plan to increase the number of shares with respect to which awards may be granted under the Plan to 20,712,500. Pursuant to the terms of the Plan, this number automatically increased to 31,068,750 as a result of the three-for-two stock split which became effective April 1, 1999.

     Our Company has enjoyed considerable growth in the past 17 months following the Viking merger. We have added key personnel as our Internet and business to business ("B2B") electronic commerce initiatives have grown by triple digits. In addition, we have expanded our operations in Europe and in Japan, acquiring the remaining interests in France and Japan of our joint venture partners in those countries. With this expansion of our business, we have added a number of key personnel, and we anticipate continuing to add personnel, particularly in technical areas, such as electronic commerce. In addition, our contract business continues to grow, and we expect to continue to add key managers in this area.

     This dramatic increase in our overall business size, coupled with our ambitious plans for the future growth of our Company, especially in the Internet, electronic commerce, and B2B segments require that we have sufficient shares authorized for issuance to new key managers and other employees. If we do not add sufficient capacity to the Plan, we may be unable to attract the right caliber of personnel to our

Company or to retain the services of key managers currently with our Company, which could jeopardize the future growth prospects of our Company.

     In addition, we have incentivized several key senior executives at levels appropriate to their responsibilities in order to ensure that we retain them. Further, our philosophy of compensation takes stock option grants deeper into our organizations than may be the case in some other companies. We believe it is important to align the interests of as many employees with the interests of the stockholders as is reasonable in order to ensure that our associates always take the best interests of the stockholders into account as they make decisions relative to our business.

     As a result of these factors, we have determined that we do not currently have available a sufficient number of shares authorized under the Plan to cover normally anticipated needs. We believe at this time that an increase of 16,000,000 shares, from 31,068,750 to 47,068,750 shares authorized shares under the Plan should be sufficient to cover our anticipated needs under the Plan for approximately the next three (3) years.

DESCRIPTION OF THE PLAN

     General. The Plan, which our stockholders approved effective October 1, 1997, allows us to grant stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards and any combination of the foregoing to directors, officers, key employees, and certain other key individuals who perform services for our Company. The purpose of adopting the Plan was to incentivize eligible individuals to maximize stockholder value and otherwise contribute to the success of our Company. The Plan also enables us to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan is administered by our Compensation Committee. As grants to be awarded under the Plan are made entirely at the discretion of this Committee, the recipients, amounts and values of future benefits to be received pursuant to the Plan are not determinable. The shares of our Common stock reserved for issuance pursuant to the Plan are subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in our corporate structure or the outstanding shares of our common stock. Such shares may be authorized and unissued or reacquired and held as treasury shares.

     Eligibility. Our directors (whether or not employees), officers and key employees, including those of our subsidiaries, who are selected by our Compensation Committee are eligible to receive grants pursuant to the Plan. However only our domestic employees may receive grants of incentive stock options. As of the Record Date of March 8, 2000, approximately 3,350 employees participated in the Plan.

     Stock Options. Pursuant to the Plan, our Compensation Committee may award grants of incentive stock options ("incentive options") conforming to the provisions of Section 422 of the Internal Revenue Code (the "Code", and other stock options ("non-qualified options"). However, the number of shares of our common stock underlying grants of options and/or SARs made to any participant in any one year shall not exceed 1,000,000 shares. The exercise price of any option is determined by our Compensation

Committee in its discretion at the time of the grant, but may not be less than 100% of the fair market value of a share of our stock on the grant date. The exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of our Company may not be less than 110% of such fair market value on such date. The Plan also provides that no option or SAR may be granted in substitution for a previously granted option or SAR if the new award would have a lower option exercise price or SAR appreciation base than the award it replaces.

     The term of each option is established by our Compensation Committee, subject to a maximum term of ten years from the date of grant (or five years from the grant date in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of Office Depot). In addition, the Plan provides generally that all options cease vesting on, and terminate 90 days after, the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Office Depot or its subsidiaries. The Plan does provide for certain exceptions.

     Unless our Compensation Committee decides otherwise:

     (a) Upon a Plan grantee's death while still an employee of our Company, all of the grantee's options become fully vested and exercisable and remain so for 18 months after the date of death, provided that all incentive options must be exercised within twelve months of the grantee's death or they will be treated as non-qualified stock options under the plan;

     (b) Upon the retirement of a grantee, only the options vested as of the date of retirement will remain exercisable for a period of 18 months after retirement or they will be treated as non-qualified stock options;

     (c) Upon a grantee's termination for cause, all options terminate immediately; and

     (d) Upon a change in control of Office Depot, all options become fully vested and exercisable.

     Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of our common stock equal to the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

     Restricted Stock. Under the Plan, our Compensation Committee also may award restricted stock subject to conditions and restrictions, and for such duration (which shall be at least twelve months except as other described below), as determined by the Committee in its discretion. Except as otherwise provided by our Compensation Committee, all restrictions on a grantee's restricted stock will lapse immediately prior to a change in control of our Company or at such time as the grantee ceases to be a director, officer or employee of, or otherwise perform services for us or one of our subsidiaries due to death or retirement. Unless our Compensation Committee decides otherwise, if a grantee ceases to serve as a director, officer or employee of, or otherwise perform services for, our Company, all of his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

     Performance Awards. Our Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, as designated by the Committee. Performance awards may include specific dollar-value target awards, performance units, (the value of which is established by our Compensation Committee at the time of grant) and/or performance shares, the value of which is equal to the fair market value of a share of our common stock on the date of grant. The value of a performance award may be fixed or may fluctuate on the basis of specified performance criteria. The number of shares of our common stock or the amount of cash that can be granted to a participant to satisfy a performance award in any one year cannot exceed 100,000 shares or $2.0 million, respectively.

     Except as otherwise provided by our Compensation Committee, in the event of a change in control of our company, or if a grantee ceases to be a director, officer or employee of, or otherwise perform services for, Office Depot or its subsidiaries due to death or retirement prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based upon the achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If a grantee ceases to be a director, officer or employee of, or otherwise perform services for us or one of our subsidiaries for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

     Vesting. The terms and conditions of each award made under the Plan, including vesting requirements, will be set forth, consistent with the Plan, in a written document provided to each grantee. Unless our Compensation Committee determines otherwise, no award under the Plan may vest and become exercisable within twelve months of the date of grant; other than immediately prior to a change in control of our Company and in certain other circumstances upon a participant's termination of employment or performance of services as described above.

     Transferability. Unless our Compensation Committee determines otherwise, no award made pursuant to the Plan will be transferable otherwise than by will or the laws of descent and distribution, and each award may be exercised only by the grantee or his or her guardian or legal representative.

     Amendment and Termination of the Plan. No options may be granted under the Plan after the close of business on September 30, 2007 and the Plan may be terminated by our Board at any time. Our Compensation Committee, with concurrence of the Board, may amend the Plan in its discretion, except that no amendment will become effective without the approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' United States federal income tax treatment, and the state, local and foreign tax consequences may be substantially different. Certain Plan participants are residents of foreign countries. These grantees are provided country-specific tax summary information at the time they receive grants under the Plan.

     Non-Qualified Options. A grantee does not recognize any taxable income, and we are not entitled to a tax deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of our common stock acquired over the option exercise price. A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise. We are entitled to a tax deduction equal to the compensation taxable to the grantee.

     If a grantee sells our common stock acquired pursuant to the exercise of a non-qualified option, the grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee's basis in the stock. Capital gains are currently taxed at a maximum rate of 20% in the case of stock held for more than 12 months, and 39.6% in the case of stock held for not more than 12 months. The capital gain holding period will begin on the exercise date. We are not entitled to any tax deduction with respect to any capital gain recognized by the grantee.

     Capital losses on the sale of stock may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

     Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock's fair market value on the exercise date over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of our common stock acquired pursuant to the exercise of an incentive option (i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. We are not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

     If a grantee disposes of shares of our common stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. We would be allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date, the excess will be taxable to the grantee as capital gain. We are not allowed a tax deduction with respect to any such capital gain recognized by the grantee.

     One Million Dollar Compensation Limit. If a covered employee's total compensation from our Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by us under
Section 162(m) of the Code. The "covered employees" for any given taxable year of Office Depot are our Chief Executive Officer and the four other most highly compensated executive officers at the end of the taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. We intend that compensation realized upon the exercise of an option, SAR or a performance award granted under the Plan be regarded as "performance-based" under Section 162(m) of the Code and that such compensation be deductible without regard to the limits of Section 162(m) of the Code.

VOTE REQUIRED FOR THE PLAN AMENDMENT

     The affirmative vote of a majority of the votes cast by the holders of shares of Office Depot Common stock represented in person or by proxy at our Annual Meeting is required for approval of the Plan Amendment.

TEXT OF PROPOSED PLAN AMENDMENT

     The Amendment to the Plan submitted for your approval is as follows: The first sentence of Section 4 of the Long-Term Equity Incentive Plan is hereby amended as follows:

     Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common stock with respect to which awards may be granted under the Plan (the "Shares") shall equal the excess (if any) of 47,068,750 over (i) the number of shares of Common stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common stock in respect of which options and stock appreciate rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                      OF PROPOSAL NUMBER TWO, AMENDING OUR
                        LONG-TERM EQUITY INCENTIVE PLAN.

           ADOPTION OF AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN
 OF THE COMPANY TO ADD 2,000,000 SHARES TO THE TOTAL NUMBER OF SHARES AVAILABLE
                     FOR PURCHASE UNDER THE PLAN -- ITEM 3

REASONS FOR THE AMENDMENT

     In April 1999, our stockholders approved the adoption of the 1999 Employee Stock Purchase Plan for the Company (the "Plan"). The Plan is described in detail below. For a variety of reasons, the levels of participation in the Plan have exceeded our original expectations. The 1,125,000 shares of our common stock of the Company authorized to be sold under the Plan have been attractive to our employees under the terms of the Plan, which permit payroll deductions of up to $400 per week per employee. Our average number of employee participants in the Plan since its inception last year has been 6,795.

     Our estimates of the number of shares required to meet the needs of this Plan for the next two to three years necessitate that we authorize an additional 2,000,000 shares of our stock for sale under the Plan. We believe this Plan, which requires our employees to contribute their own money to purchase stock in our Company, is a powerful vehicle to align the interests of our employees with our stockholders. Under the terms of the Plan, stock is purchased at the maximum 15% discount permitted under Section 423 of the Code. In addition, our officers are able to participate in the Plan, and a number of them are acquiring shares of our stock under this Plan, which we believe is positive for our Company and our stockholders.

GENERAL DESCRIPTION OF THE PLAN

     The Plan provides for the purchase through payroll deductions of our common stock by employees of the Company who elect to participate. The Plan replaces earlier plans of Office Depot and of Viking (the "Former Plans"). No further shares will be purchased under the Former Plans. The purpose of the Plan is to benefit our Company and its employees by increasing employee ownership of our common stock through a plan that affords a discounted purchase price and an opportunity to obtain capital gains tax treatment when the stock is sold at the end of the mandatory two-year holding period under the Plan. The Plan aligns the interests of participants with the interests of our stockholders. The Plan is administered by our Compensation Committee. The amounts and values of future benefits are subject to the individual elections of employees and are therefore not determinable at this time.

     The shares of common stock reserved for issuance pursuant to the Plan are subject to adjustment in the event of a reorganization, stock split, stock dividend or similar change in the corporate structure of the Company or the outstanding shares of common stock. Such shares may be, in whole or in part, authorized and unissued or reacquired and held as treasury shares.

     Eligibility. Our employees who have been employed for at least ninety (90) days, except for any person who is a 5% owner of the Company, are eligible to participate in the Plan.

     Election to Participate and Payroll Deductions. Participants can elect to deduct, on an after tax basis, a minimum of $3.00 per week and a maximum of $400.00 per week from their paychecks for the purpose of purchasing shares under the Plan. Elections are accomplished through written election forms which become effective for the next and all succeeding payroll periods until changed or revoked by the participant.

     Purchase of Common Stock. On the last Friday of each two-week period, participants are deemed to receive and to exercise an option to purchase shares of our common stock, and the appropriate number of shares are allocated to the account of each participating employee. The number of shares allocated to each participant is the number of full and fractional shares that can be purchased with the payroll deductions elected by each participant for that payroll period. The purchase price for the shares purchased under the Plan is 85% of the fair market value of our stock on the date of purchase.

     Transferability. The right to purchase shares under the Plan may not be transferred to or exercised by any person other than the participant. Once shares have been purchased and certificates issued to the participating employee, they may be transferred in the same manner as other shares of common stock held by the employee.

     Amendment and Termination of the Plan. The Plan may be amended or terminated by the Board at any time, but no amendment will be made that will increase the persons authorized to participate in the Plan or increase the aggregate number of shares available for purchase under the Plan without approval of our stockholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is intended only as a general summary of certain of the federal income tax consequences arising from the purchase of common stock pursuant to the Plan and the subsequent disposition of such stock. Federal income tax consequences will vary as a result of individual circumstances. Moreover, the following summary relates only to U.S. federal income tax treatment. State, local and foreign tax consequences may be substantially different than the federal income tax consequences described herein.

     Grant and Purchase. Under applicable provisions of the Code, participants are taxed on all compensation, including the amount of payroll deductions used to purchase shares. However, participants will recognize no compensation income upon being granted a right to purchase shares. Assuming that the Plan qualifies under Code Section 423, participants will not recognize taxable income upon purchase of shares, even though they will pay less than fair market value for their shares. The Internal Revenue Service takes the position that there is social security tax withholding due on the value of the 15% discount. We will not be entitled to a tax deduction as a result of granting rights to purchase plan shares or as a result of participants purchasing shares.

     Sale of Common Stock. If a participant sells shares in a qualifying disposition (a sale two years or more after the purchase date), the gain will be taxed as ordinary income up to the amount of the bargain element (the 15% discount), and any additional gain will be taxed as capital gain. Our Company will not be entitled to a tax deduction as the result of a qualifying sale.

     If a participant sells his or her shares in less than two years after purchase of the shares, it is deemed to be a disqualifying disposition . In such a case, a participant will be taxed on the full value of the 15% discount at ordinary income tax rates, even if the shares are actually sold for less than the fair market value on the purchase date. If the shares are sold for less than fair market value on the purchase date, the participant can claim a capital loss for the decline in value. In the case of a disqualifying disposition, we will be entitled to a tax deduction equal to the amount the employee reports as ordinary income. In some cases, however, we may not be able to ascertain whether participants have made disqualifying dispositions of shares.

APPROVAL REQUIRED

     The affirmative vote of a majority of the votes cast by the holders of shares of our common stock represented in person or by proxy at the meeting is required for approval of the proposed amendment of the Plan. Approval of the Plan amendment by the stockholders is required in order for the plan to remain qualified under Section 423 of the Code.

TEXT OF PROPOSED PLAN AMENDMENT

     The Amendment to the Plan submitted for your approval is as follows:

     The first clause of the first sentence of Section 2 of the Plan is hereby amended as follows:

     There shall be reserved for issuance and purchase by employees of the Company under this Plan an aggregate of 3,125,000 [increased from 1,125,000] shares ("Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), subject to adjustment as provided in Section 13 hereof; provided....

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NUMBER 3

  RATIFICATION OF OUR APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS -- ITEM 4

INFORMATION ABOUT THE AUDITORS

     Our Board has appointed the certified public accounting firm of Deloitte & Touche LLP as independent accountants to audit our consolidated financial statements for the fiscal year ending December 30, 2000. Deloitte & Touche LLP has audited our consolidated financial statements each year since 1990. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from stockholders. Although our Board already has designated Deloitte & Touche LLP as our auditors, we request the stockholders to confirm this appointment by our Board. Regardless of the vote of the stockholders, our Board's decision to appoint Deloitte & Touche LLP as our auditors for this year (2000) will not be changed, but our Board will consider the vote of our stockholders in selecting independent accountants to serve as our outside auditors in future years.

           YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
               OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR
                         INDEPENDENT PUBLIC ACCOUNTANTS

                                STOCK OWNERSHIP

OUR LARGEST STOCKHOLDERS; OWNERSHIP BY OUR DIRECTORS AND EXECUTIVE OFFICERS

     We have provided a stock ownership table below that contains certain information about our large stockholders as well as information regarding stock ownership by our directors and executive officers as of March 8, 2000. Stockholders whom we believe are the "beneficial" owners of more than five percent (5%) of our outstanding common stock have been included in the table below. A beneficial owner is the person or entity who has voting and/or investment power with respect to the stock, whether or not that person actually holds legal title. For example, a person who holds shares in "street name" with a broker is the beneficial owner, even though the broker may hold actual legal title. Our information is based solely on the filing of Forms 13D and 13G with the Securities and Exchange Commission. The table below also includes information on the stock ownership of each of our directors, our "Named Executive Officers" and all of our executive officers and directors as a group.

     If a person or entity listed in the table below is the beneficial owner of less than one percent of our outstanding COMMON STOCK, we have indicated this fact with an asterisk. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our COMMON STOCK that he, she or it beneficially owns. Each beneficial owner was asked to furnish their business address to us, and that is the address that has been included in this table. Shares reserved for issuance under outstanding stock options have been disregarded in the determination of who would be listed in this table except where otherwise indicated.

                                     NUMBER OF SHARES          ALL SHARE COMMON STOCK        PERCENT OF CLASS
NAME OF INDIVIDUAL OR GROUP        BENEFICIALLY OWNED(1)     UNLESS OTHERWISE INDICATED)      OUTSTANDING(2)
---------------------------        ---------------------     ---------------------------     ----------------
(5% OR GREATER HOLDERS)

Massachusetts Financial Services
  Company(3)
  500 Boylston Street
  Boston, Massachusetts 02116....        28,088,811                                                  8.5%

FMR Corp.(4)
  82 Devonshire Street
  Boston, Massachusetts 02109....        25,876,738                                                7.857%

(DIRECTORS & EXECUTIVE
  OFFICERS)(5)

Lee A. Ault III..................           125,700                                                    *
Neil R. Austrian.................           240,772                                                    *
Cynthia R. Cohen.................            48,762                                                    *
David I. Fuente(6)...............         2,644,156                                                    *
Barry J. Goldstein(7)............           908,801                                                    *
Irwin Helford....................         3,290,486                                                  1.0%
Shawn McGhee.....................           148,875                                                    *
M. Bruce Nelson..................           669,480                                                    *
Scott Hedrick(8).................           136,942                                                    *
James L. Heskett.................            26,500                                                    *
Michael J. Myers.................            94,681                                                    *
William Seltzer..................           735,738                                                    *
Frank P. Scruggs, Jr.............            16,000                                                    *
Peter J. Solomon.................           194,971                                                    *
All Executive Officers and
  Directors as a Group
     (Seventeen Persons)(9)......         9,407,237                                                 2.92%

---------------

(1) Includes shares of common stock subject to options which are exercisable within 60 days of March 8, 2000. All share numbers are adjusted for the three-for-two stock split, effective April 1, 1999 to stockholders of record on March 11, 1999.
(2) Based on 321,737,153 shares of common stock outstanding as of March 8, 2000. Shares subject to options exercisable within 60 days of March 8, 2000 are considered for the purpose of determining the option holder's percentage, but not for the purpose of computing the percentage held by others.
(3) Based solely upon a Schedule 13G/A dated February 11, 2000. Of the 28,088,811 shares shown as beneficially owned by Massachusetts Financial Services Company ("MFS"), MFS has sole voting power and sole dispositive power with respect to 27,757,261 of such shares.
(4) Based solely upon a Schedule 13G/A dated February 14, 2000. Of the shares shown as beneficially owned by FMR Corp. ("FMR"), FMR and Edward C. Johnson 3rd have sole voting power with respect to 314,684 of such shares, and the balance of voting power is vested in various Fidelity funds. All shares held by FMR are held by its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"). The number of shares owned includes 127,404 shares of common stock resulting from the assumed conversion of $4 million principal of Office Depot LYON(R) 11/01/08 (31.851 shares of common stock for each $1,000 principal amount of debenture). Collectively, FMR, Fidelity, Mr. Johnson and Ms. Johnson have sole dispositive power with respect to all of the shares reflected in the share ownership table. Members of the Edward C. Johnson III family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Mr. Johnson is Chairman of FMR, and Abigail P. Johnson is a Director of FMR. The Johnson family group and all other Class B stockholders have entered into a stockholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Share ownership amounts and percentages for Mr. Johnson and Ms. Johnson are included within the amounts and percentages for FMR.

(5) Includes shares which may be acquired under options exercisable within 60 days after March 8, 2000, issued to our directors and executive officers pursuant to one or more option plans of our Company, as follows:

    Mr. Ault -- 92,500; Mr. Austrian -- 92,500; Ms. Cohen -- 46,081; Mr.
    Fuente -- 1,972,735; Mr. Goldstein -- 707,554; Mr. Helford -- 252,040; Mr.
    McGhee -- 75,000; Mr. Nelson -- 564,000; Mr. Hedrick -- 67,592; Mr.
    Heskett -- 25,000; Mr. Myers -- 86,181; Mr. Seltzer -- 643,751; Mr.
    Scruggs -- 13,750; Mr. Solomon -- 53,125.

(6) Includes 2,835 shares held of record by his spouse, 5,985 held of record by his stepdaughter, Rebecca Mishkin, and 5,625 shares held of record by an irrevocable trust for the benefit of his stepdaughter. Mr. Goldstein is the trustee of such trust. Mr. Fuente disclaims beneficial ownership of the shares held by his spouse, his stepdaughter and Mr. Goldstein, as trustee.

(7) Includes 5,625 shares held of record by an irrevocable trust for the benefit of Mr. Fuente's stepdaughter, of which Mr. Goldstein is the trustee. As the trustee, Mr. Goldstein has investment and voting power with respect to the shares held by the trust. Mr. Goldstein disclaims beneficial ownership of the shares held by the trust.

(8) Includes shares which may be acquired under options to purchase 200 shares of our stock purchased by Mr. Hedrick in the open market.

(9) Includes options to purchase 4,780,233 shares granted to our directors and executive officers as a group pursuant to one or more option plans of our Company.

                           MANAGEMENT OF OUR COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors are elected at our Annual Meeting to serve for a period of twelve months or until our next Annual Meeting and the election and qualification of a successor director. Our executive officers are elected annually by our Board and serve at the discretion of our Board. You can find certain biographical information about each of our directors and certain executive officers below:

DIRECTORS

DAVID I. FUENTE                                                          AGE: 54

     Mr. Fuente has been Chairman of our Board and Chief Executive Officer since he joined Office Depot in December 1987. Mr. Fuente is also a director of Vista Eye Care, Inc., (formerly known as National Vision Associates, Inc.), Ryder System, Inc., and PurchasePro.com, Inc., all publicly traded companies, as well as Certive Corporation a privately held corporation. In 1999, our Company made investments in PurchasePro.com, Inc. and Certive Corporation. Mr. Fuente is a member of our Governance & Nominating Committee.

IRWIN HELFORD                                                            AGE: 65

     Mr. Helford has been Vice Chairman of our Board since August 1998. From September 1988 until August 1998, when Viking Office Products, Inc. ("Viking") merged with Office Depot, he served as Chairman of their Board and Chief Executive Officer of Viking. In September 1999, Mr. Helford retired from full-time employment with our Company. At that time, we entered into a part-time employment arrangement with him, which is described below. Since that date, Mr. Helford has served as Chairman Emeritus of our Viking subsidiary as well as an advisor to our businesses. Mr. Helford is also a director of Brady Corp., a publicly traded company and a director of Svoboda Collins, LLC, a privately held investment banking firm.

LEE A. AULT III                                                          AGE: 63

     Mr. Ault has served as a one of our directors since August 1998. He is currently Chairman of the Board of In-Q-Tel, Inc., an information technology company. Mr. Ault served as Chief Executive Officer of Telecredit, Inc., a payment services company, from November 1968 until January 1992. He also was President of Telecredit, Inc. from 1968 until 1983 and Chairman of the Board from 1983 until January 1992. Telecredit, Inc. was merged into Equifax, Inc. in December 1990. Since 1990, Mr. Ault has served as a director of Equifax, Inc. He served as a director of Viking from 1992 until August 1998 when we merged with Viking. He also is a director of Sunrise Medical, Inc., a publicly traded company and American Variable Insurance Series, a private investment management company. Mr. Ault is a member of our Audit Committee.

NEIL R. AUSTRIAN                                                         AGE: 60

     Mr. Austrian has served as one of our directors since August 1998. He is currently Chairman of the Board of iWon.com, an Internet portal company. Mr. Austrian served as President and Chief Operating Officer of the National Football League from April 1991 until mid-1999. He was a Managing Director of Dillon, Read & Co. Inc. from October 1987 until March 1991. Mr. Austrian served as a director of Viking from January 1988 until August 1998 when we merged with Viking. He also serves as a director of REFAC Technology Development Corporation, a publicly traded company. Mr. Austrian is a member of our Compensation Committee.

CYNTHIA R. COHEN                                                         AGE: 47

     Ms. Cohen has served as one of our directors since July 1994. She is the President of Strategic Mindshare, a marketing and strategy consulting firm. Prior to founding this firm in 1990, she was a Partner with Deloitte & Touche LLP. Ms. Cohen is a director of The Sports Authority, Inc. and Loehmann's, Inc., both publicly traded companies. Ms. Cohen is a member of our Governance and Nominating Committee and our Compensation Committee.

W. SCOTT HEDRICK                                                         AGE: 54

     Mr. Hedrick has served as one of our directors since April 1991. From November 1986 until April 1991, he was a director of The Office Club, Inc., which has been our subsidiary since April 1991, when it was merged into Office Depot. He was a founder and has been a general partner of InterWest Partners, a venture capital fund, since 1979. Mr. Hedrick is also a director of Golden State Vintners, Inc. and Il Fornaio America Corp., both publicly traded companies. Mr. Hedrick is Chairman of our Compensation Committee.

JAMES L. HESKETT                                                         AGE: 66

     Mr. Heskett has served as one of our directors since May 1996. Mr. Heskett has served on the faculty of the Harvard University Graduate School of Business Administration since 1965. He has taught courses in marketing, business logistics, the management of service operations, business policy and service management. He is also a director of First Security Services, Inc., and of Planetfeedback.com, Inc., both privately held companies. Mr. Heskett is Chairman of our Governance and Nominating Committee and a member of our Audit Committee.

MICHAEL J. MYERS                                                         AGE: 59

     Mr. Myers has served as one of our directors since July 1987. He is the President and a director of First Century Partners Management Company, an advisor to private venture capital equity funds. He is also a director of Salomon Smith Barney Venture Corp., a wholly-owned subsidiary of Smith Barney Holdings, Inc., which acts as the managing general partner of two private venture capital equity funds. Until January 1992, he was a Senior Vice President and Managing Director of Smith Barney, Harris

Upham & Co., Inc.. Mr. Myers is a director of Encore Paper Company, Inc., Floral Plant Growers, L.L.C., HASCO Holdings Corp., RomaCorp, Inc. and Wisconsin Porcelain Company, Inc., all privately held companies. Mr. Myers is Chairman of our Audit Committee.

M. BRUCE NELSON                                                          AGE: 55

     Mr. Nelson has been President of Office Depot International, President of our Viking subsidiary and one of our directors since he joined us in August 1998. From January 1996 until August 1998, he served as President and as a director of Viking. From July 1995 until January 1996, Mr. Nelson was Chief Operating Officer of Viking, and from January 1995 until July 1995, he was Executive Vice President of Viking. From 1990 until July 1994, Mr. Nelson was President and Chief Executive Officer of BT Office Products USA. He had previously worked for over 22 years at Boise Cascade Office Products in a number of executive positions.

FRANK P. SCRUGGS, JR.                                                    AGE: 48

     Mr. Scruggs has served as one of our directors since October 1996. Since May 1995, Mr. Scruggs has been an attorney and shareholder in the law firm of Greenberg Traurig, Attorneys at Law, Fort Lauderdale, Florida. Greenberg Traurig provided us with certain legal services during 1999. Mr. Scruggs specializes in the representation of management in employment and governmental law matters. From January 1984 until April 1995, Mr. Scruggs was a partner in the law firm of Steel, Hector & Davis, Miami, Florida, other than during the period from January 1991 to July 1992, when he served as Secretary of Labor for the State of Florida. Mr. Scruggs is a director of Blue Cross and Blue Shield of Florida, a mutual insurance company. He is a member of our Audit Committee.

PETER J. SOLOMON                                                         AGE: 61

     Mr. Solomon has served as one of our directors since April 1990. He is Chairman and Chief Executive Officer of Peter J. Solomon Company Limited ("PJSC"), an investment banking firm, which provided us with their services in 1998. From 1985 to 1989, Mr. Solomon was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of Monroe Muffler/Brake, Inc., General Cigar Holdings, Inc., and Phillips-VanHeusen Corporation, all publicly traded companies. Mr. Solomon is a member of our Governance and Nominating Committee.

EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS

NAMED EXECUTIVE OFFICERS

SHAWN P. MCGHEE                                                          AGE: 37

     Mr. McGhee has been President, North America, since January 2000. Prior to assuming that position, he was President, Merchandising Group for our Company since August 1999. He joined Office Depot in March 1998 as Executive Vice President, Merchandising and Marketing. Prior to joining us, Mr. McGhee spent ten years at Autozone, Inc., an auto parts retailer with over 2,600 stores and $2.7 billion in sales. Mr. McGhee served in a number of capacities at Autozone, eventually rising to the position of Executive Vice President of Merchandising in 1996.

BARRY J. GOLDSTEIN                                                       AGE: 57

     Mr. Goldstein has been our Chief Financial Officer since he joined our Company in May 1987. He has served as Executive Vice President, Finance since July 1991. He served as Secretary from January 1988 to January 1999. From May 1987 until June 1991, he served as Vice President, Finance. Prior to joining Office Depot, Mr. Goldstein spent 22 years in public accounting, the most recent 18 of which were with Grant Thornton, a national accounting firm. He became a partner of Grant Thornton in 1976.

WILLIAM P. SELTZER                                                       AGE: 61

     Mr. Seltzer has been our Executive Vice President, Information Systems since August 1992. He was Senior Vice President -- Distribution and Systems of Revco Drug Stores, Inc. from November 1987 to July 1992. Mr. Seltzer was Vice President of Systems for the H.E. Butt Grocery Company from 1977 to 1987, and was Corporate Manager of Information Processing from 1972 to 1977 with SCM Corporation.

OTHER EXECUTIVE OFFICERS

THOMAS KROEGER                                                           AGE: 51

     Mr. Kroeger has been Executive Vice President, Human Resources since he joined us in July 1997. Before joining Office Depot, he was employed by The Sherwin-Williams Company where he served as Corporate Vice President of Human Resources from October 1987 to July 1997.

CHARLES E. BROWN                                                         AGE: 47

     Mr. Brown has been our Senior Vice President, Finance and Corporate Controller since he joined our Company in May 1998. He was Senior Vice President and Chief Financial Officer of Denny's, Inc., a division of Advantica Restaurant Group, Inc., a NASDAQ listed company, from January 1996 until May 1998; from August 1994 until December 1995, he was Vice President and Chief Financial Officer of ARAMARK International; and from September 1989 until July 1994, he was Vice President and Controller of Pizza Hut International, a Division of PepsiCo, Inc.

DAVID C. FANNIN                                                          AGE: 54

     Mr. Fannin has been our Senior Vice President and General Counsel since he joined our Company in November 1998, and he has been our Corporate Secretary since January 1999. Mr. Fannin was Executive Vice President, General Counsel and Corporate Secretary of Sunbeam Corporation, a manufacturer and wholesaler of durable household and outdoor consumer products, from January 1994 until August 1998. From October 1979 until December 1993, Mr. Fannin was a partner in the law firm Wyatt, Tarrant & Combs, Louisville, Kentucky.

                            COMMITTEES OF OUR BOARD

     Our Board has established three standing committees -- an Audit Committee; a Compensation Committee and a Governance and Nominating Committee. Our Board met seven times during fiscal 1999. All of our directors attended more than 75% of the total number of Board meetings and meetings of the committees on which they serve.

     AUDIT COMMITTEE -- Our Audit Committee makes recommendations to our Board regarding the selection, retention and termination of our independent external auditors (our "external auditors"). The committee meets with our external auditors to discuss the quarterly reviews and annual audit of our financial statements. The committee also confers with the our external auditors regarding any non-audit related assignments, fees, independence of the external auditors, results of the audit and effectiveness of our internal controls. Our external auditors and our internal auditors have unrestricted access to meet with the committee to discuss audit or other accounting matters, and they are not required to notify management when doing so. Our Audit Committee is composed entirely of independent directors and complies with applicable independence rules of the New York Stock Exchange. Mr. Myers is Chairman, and other members of the committee are Mr. Ault, Mr. Heskett and Mr. Scruggs. The Committee met eight times during fiscal 1999. With respect to Mr. Scruggs' membership on this Committee, our Board has carefully considered the fact that we employ the services of Mr. Scruggs' law firm, Greenberg Traurig from time to time and has made the determination required by Rule 303 of the New York Stock Exchange that the relationship with Mr. Scruggs' law firm does not interfere with his exercise of independent judgment as a member of this Committee.

     COMPENSATION COMMITTEE -- Our Compensation Committee makes recommendations to our Board regarding the salaries and incentive compensation of our elected officers, as well as the compensation of our Board members. The committee also reviews the compensation of certain other principal management employees and administers our employee benefit plans, including our Long Term Equity Incentive Plan. The Compensation Committee is composed of Mr. Hedrick, who is Chairman, Mr. Austrian and Ms. Cohen. The Committee met three times during fiscal 1999 and acted one time by unanimous consent.

     GOVERNANCE & NOMINATING COMMITTEE -- Our Governance & Nominating Committee reviews and makes recommendations to our Board concerning the size and composition of our Board and its committees and the recruitment and selection of directors. The committee also reviews and makes recommendations to our Board concerning corporate governance policies and practices and approves certain financial undertakings, including investments of our Company, between meetings of our full Board. Mr. Heskett is the Chairman of this committee. Ms. Cohen and Messrs. Fuente and Solomon also serve on the committee. The Governance Committee held two meetings in fiscal 1999 and acted one time by unanimous consent. While the Committee will consider recommendations from our stockholders as to nominees for our Board, the Committee generally intends to utilize its own resources in making nominations.

DIRECTOR COMPENSATION

     For 1999, our Directors were paid an annual stipend of $21,000 and received a fee of $2,000 for each Board meeting attended by them. They did not receive any compensation for attending meetings of Board committees in 1999 but were reimbursed for expenses incurred in such attendance. Effective after February 17, 2000, the date our Board took action on this matter, our Directors who are not employees receive $25,000 per year, $2,500 for each Board meeting they attend, and $1,000 for each committee meeting ($1,500 for the committee chair) attended by members of the committee. Our directors are reimbursed for their out-of-pocket expenses in attending all meetings. Under our Long Term Equity Incentive Plan, the amount of options granted to our directors and the terms and provisions of options granted to our directors are at the discretion of the Compensation Committee. Directors were awarded options to purchase 7,500 shares of our common stock in 1999. It is anticipated that directors who are not employees will receive options to purchase 11,250 shares of Office Depot common stock in 2000, to reflect the three for two stock split which became effective April 1, 1999. Directors who are not employees are permitted to defer 100% of their compensation under the Officer Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of their holdings and transactions of Office Depot common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that each of our officers and directors complied with all Section 16(a) filing requirements applicable to them during fiscal 1999, except as follows:

Irwin Helford                          Form 4, for gift of stock, filed late
M. Bruce Nelson                        Form 4, for sale of stock following
                                         exercise of options, filed late
Kevin Phillips, EVP, Stores            Form 4, for market purchase of
                                         Company stock, filed late
Robert Keller, EVP, Business Services  Form 4, for market purchase of
  Group                                  Company stock, filed late

                             EXECUTIVE COMPENSATION

     The following table shows you the aggregate cash compensation paid to: (i) our Chief Executive Officer and (ii) the four other most highly compensated executive officers who were serving as executive officers of our Company at the end of fiscal 1999 (collectively referred to as the "Named Executive Officers") for services rendered during the 1997, 1998, and 1999 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                         ------------------------------------   ----------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                                ------------------------   -------
                                                                    OTHER       RESTRICTED
                                                                    ANNUAL        STOCK       SECURITIES    LTIP      ALL OTHER
                                          SALARY       BONUS     COMPENSATION     AWARDS      UNDERLYING   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)       ($)(1)        ($)(2)         ($)        OPTIONS(3)     ($)        ($)(4)
---------------------------       ----   ---------   ---------   ------------   ----------    ----------   -------   ------------
David I. Fuente                   1999   1,000,000         -0-     148,282           -0-      1,500,000      -0-       160,868
  Chairman &                      1998   1,000,000   2,033,846      54,695           -0-      1,500,000      -0-       160,485
  Chief Executive Officer         1997     880,000   1,760,000      53,600           -0-        697,501      -0-       163,691

M. Bruce Nelson                   1999     630,032     150,000      28,290       840,625(5)     240,000      -0-       105,128
  President, VOP &                1998     600,028   1,554,000         -0-           -0-        202,500      -0-        11,969
  President, International        1997     550,014     372,000         -0-           -0-        202,500      -0-        12,584

Shawn P. McGhee                   1999     515,481     150,000      41,640       840,625(5)     425,000      -0-        12,070
President, N. America(6)          1998     318,750     765,000      27,465           -0-      337,500..      -0-         1,775
                                  1997         -0-         -0-         -0-           -0-            -0-      -0-

Barry J. Goldstein                1999     500,000      75,000      59,854           -0-         75,000      -0-        82,878
  Executive Vice                  1998     465,000     852,231         -0-           -0-         75,000      -0-        55,442
  President                       1997     440,000     792,000         -0-           -0-        210,000      -0-        52,708
  Chief Financial Officer

William P. Seltzer                1999     440,000     100,000      50,514           -0-         52,500      -0-       104,005
  EVP, Information                1998     400,000     732,116      37,020           -0-         52,500      -0-        85,997
  Technology                      1997     350,000     630,000      34,550           -0-        202,500      -0-        64,614

---------------

1. Of the amounts shown for Messrs. Fuente, Goldstein and Seltzer for 1997 and for such persons and Mr. McGhee for 1998, half is subject to vesting on December 31, 2000, if the executive has been continuously employed as of such date. Of the 1998 amounts shown for Mr. Nelson, $777,000 is subject to vesting on December 31, 2001.

2. Except as otherwise noted, Other Annual Compensation was not reportable. Amounts for Named Executives in various categories of Other Annual Compensation for 1999 are as follows:

                                                                                                   EXECUTIVE
                                                               CAR      TAX PREP.   PERSONAL USE    MEDICAL
   EXECUTIVE                                                ALLOWANCE    & PLAN       OF PLANE       PLAN      ALL OTHER
   ---------                                                ---------   ---------   ------------   ---------   ---------
   Fuente.................................................   15,900      30,483       59,315        25,740      16,844
   Nelson.................................................   24,000         -0-          -0-         4,290         -0-
   McGhee.................................................   15,900         -0-          -0-        25,740         -0-
   Goldstein..............................................   15,900         -0-        1,369        25,740      16,844
   Seltzer................................................   15,900         -0-          -0-        25,740       8,874

  Mr. Nelson's auto allowance is pursuant to the Viking Office Products plan. His medical plan was under the Viking medical plan until November 26, 1999, at which time Mr. Nelson became covered by the Office Depot executive medical plan. Mr. Nelson is President and CEO of Viking Office Products, Inc., the Company's wholly-owned subsidiary. Taxable value of personal use of corporate airplane was calculated pursuant to IRS guidelines. "All other" compensation category is for expenses of executives' spouses in attending corporate event for winners of company incentive awards program.

3. All share amounts shown have been adjusted to reflect the three for two stock split, effective April 1, 1999.

4. All Other Compensation amounts for 1999 were calculated as follows:

                                                      MATCHING   DISCRETIONARY   DCPLAN      DCPLAN       PROFIT    SPLIT
   EXECUTIVE                                           401(k)       401(k)       MATCH    DISCRETIONARY   SHARE    DOLLAR
   ---------                                          --------   -------------   ------   -------------   ------   -------
                                                                                              MATCH                 LIFE
                                                                                          -------------            -------
   Fuente...........................................     520          480        12,455       2,373         -0-    145,040
   Nelson...........................................     -0-          -0-           -0-         -0-       5,663     99,465
   McGhee...........................................   2,494          404           -0-         -0-         -0-      9,172
   Goldstein........................................     520          480        12,455       2,373         -0-     67,050
   Seltzer..........................................     520          480         8,372       1,103         -0-     93,530

   Mr. Nelson was under the Viking profit-sharing plan for 1999, and did not participate in other Office Depot executive plans. DC Plan is the Senior Management Deferred Compensation Plan which shadows the Company's 401(k) plan. Split dollar life insurance represents premiums we paid under a split-dollar plan of life insurance for the benefit of our executives. For 1998, the amount shown for Mr. Fuente includes $21,420 for medical insurance, $17,675 for tax planning and preparation and $15,600 for an automobile allowance. For 1997, the amount shown for Mr. Fuente includes $21,600 paid for medical insurance, $15,400 for tax planning and preparation, $15,600 for an automobile allowance and $1,000 for his annual medical examination.

5. In accordance with SEC Rules, valued at closing price of stock on date of grant = $16.8125 x 50,000 shares of restricted stock granted on August 4, 1999.

6. Mr. McGhee joined our Company May 28, 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to all options granted in fiscal 1999 to the Named Executive Officers.

                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                  NUMBER OF     PERCENT OF
                                  SECURITIES      TOTAL
                                  UNDERLYING   OPTIONS/SARs
                                   OPTIONS/     GRANTED TO    EXERCISE OR                              GRANT DATE
                                     SARs      EMPLOYEES IN   BASE PRICE     GRANT     EXPIRATION   PRESENT VALUE(2)
              NAME                GRANTED(1)   FISCAL YEAR      ($/SH)        DATE        DATE            ($)
              ----                ----------   ------------   -----------   --------   ----------   ----------------
David I. Fuente.................  1,500,0000      11.83         24.8959     1/4/1999    1/4/2009       16,483,350
M. Bruce Nelson.................    240,000        2.84         16.3750     8/4/1999    8/4/2009        1,788,624
Shawn McGhee....................    225,000                     16.3750     8/4/1999    8/4/2009        1,676,835
                                    200,000                      9.3125     10/14/1999 10/14/2009         870,860
                                  ---------                                                            ----------
                                    425,000        5.03                                                 2,547,695
Barry J. Goldstein..............     75,000        0.89         16.3750     8/4/1999    8/4/2009          558,945
William Seltzer.................     52,500        0.62         16.3750     8/4/1999    8/4/2009          391,262

---------------

(1) All numbers reflect the 3 for 2 stock split effective April 1, 1999, to holders of record on March 11, 1999. Pursuant to the Company's Long Term Equity Incentive Plan, stock options are automatically adjusted to reflect stock splits. None of the options were awarded with tandem stock appreciation rights ("SARs"). In order to prevent dilution or enlargement of rights under the options, in the event of a merger or any other reorganization, recapitalization, stock split, stock dividend, combinations of shares, merger, consolidation or other change in the Common stock the number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations advance (i) the date on which an option shall become exercisable by the grantee and (ii) the grantee's right to designate an Appreciation Date for any SAR. Number of options shown reflects the 3 for 2 stock split approved by the Board of Directors on February 24, 1999, effective April 1, 1999 to holders of record on March 11, 1999.

(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in 1999 by the Company to the Named Executive officers listed above. Details on such calculations are available from the Company upon request.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows you information about all options exercised in fiscal 1999 and the year-end value of unexercised options held by our Named Executive Officers.

                                                                     NUMBER OF                VALUE OF
                                                               SECURITIES UNDERLYING        UNEXERCISED
                                                                    UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS/SARs AT         OPTIONS/SAR's AT
                                                               FISCAL YEAR-END(1)(2)     FISCAL YEAR-END(3)
                                 SHARES ACQUIRED     VALUE     ---------------------   ----------------------
                                   ON EXERCISE     REALIZED       (#)EXERCISABLE/         ($)EXERCISABLE/
             NAME                      (#)            ($)          UNEXERCISABLE           UNEXERCISABLE
             ----                ---------------   ---------   ---------------------   ----------------------
David I. Fuente................      100,000         610,000   1,890,234   3,782,503   9,470,073   18,950,340
                                      45,003         322,221
                                      50,000         269,000
                                     -------       ---------
Totals.........................      195,003       1,201,221

M. Bruce Nelson................       18,000         254,340     564,001     582,001   2,825,645    2,915,825
                                      24,000         528,000
                                      30,000         690,000
                                      15,000         196,950
                                      30,000         408,900
                                     -------       ---------
Totals.........................      117,000       2,078,190

Shawn McGhee...................          -0-             -0-      50,000     862,500     250,500    4,321,125

Barry J. Goldstein.............          -0-             -0-     687,552     370,003   3,444,636    1,853,715

William Seltzer................          -0-             -0-     626,250     307,502   3,137,513    1,540,585

---------------

(1) The first number shown for each officer represents exercisable options, and the second number represents unexercisable options.

(2) Numbers reflect the 3-for-2 stock split approved by our Board on February 24, 1999, effective April 1, 1999 for holders of record on March 11, 1999. Under our stock option plans, the number of shares subject to options is automatically adjusted to reflect stock splits as they become effective.

(3) Value of unexercised in-the-money options/SARs at fiscal year end determined using the Black Scholes method of calculation. Details of this calculation are available from the Company on request.

(4) Value realized was determined by multiplying the shares exercised by the difference between the sales price (if sold) or the fair market value (if held) and the exercise price of each option exercised. All shares realized upon exercise by Mr. Fuente have been held by him except for shares used to discharge his withholding taxes obligations pursuant to cashless exercise provisions of the Long Term Equity Incentive Plan. All shares realized upon exercises by Mr. Nelson were sold in same-day sales.

                                CEO COMPENSATION

     Effective January 1, 1998, we entered into an Employment Agreement with our CEO, David I. Fuente (the "Employment Agreement"). We agreed to continue to employ Mr. Fuente as the Chairman of our Board of Directors for a five-year period that ends on January 3, 2003, and the Employment Agreement may be extended for additional one-year terms. We have also entered into an agreement with Mr. Fuente that governs his employment in the event we have a "Change in Control" as defined in that agreement.

SALARY AND BONUS

     We currently pay Mr. Fuente a base salary of $1,000,000 per year. Mr. Fuente's base salary is reviewed annually by the Compensation Committee of our Board and may be increased, but not decreased. Mr. Fuente participates in our Designated Executive Incentive Plan ("Bonus Plan"). Under this Bonus Plan, annual performance targets are established for Mr. Fuente by our Compensation Committee. We intend these performance targets to qualify as incentive compensation under Section 162(m) of the Internal Revenue Code. The primary factors in determining Mr. Fuente's bonus amount are the achievement of earnings per share and return on net assets targets for our Company.

     For 1999, Mr. Fuente did not receive any bonus because he did not meet the performance targets established for him by the Committee. Under the Bonus Plan, he could have received 55% of his base salary for achieving the "minimum" level of performance, 78.5% of his base salary for achieving the "target" level of performance and 110% of his base salary for achieving the "maximum" level of performance. Mr. Fuente is also entitled to a deferred matching bonus grant equal to the bonus he earns each year under the Bonus Plan, if he receives a bonus for any particular year. The bonus targets for each remaining year during the initial term of the Mr. Fuente's Employment Agreement are as follows:

YEAR                   MINIMUM %   TARGET %   MAXIMUM %
----                   ---------   --------   ---------
2000.................     60%        87.0%       120%
2001.................     65%        95.5%       130%
2002.................     70%       104.0%       140%

STOCK OPTIONS.

     Under the Employment Agreement, our Compensation Committee provided Mr. Fuente in 1998 an option to acquire 1,500,000 shares of our common stock(1 )at an exercise price of $19.73 on the date of grant, which was May 28, 1998 (the "First Grant"). Pursuant to the Employment Agreement, he also was granted on January 4, 1999, an additional option to acquire 1,500,000 shares of our common stock at an exercise price of $24.89 (the "Second Grant"). In addition to the First Grant and the Second Grant, Mr. Fuente is also eligible to receive annual grants of stock options at the discretion of the Compensation Committee of our Board. He is automatically entitled to receive additional grants of options each year (beginning in the Year 2000) to acquire at least 247,500 shares, and the Compensation Committee may

---------------

1 All stock numbers and prices are adjusted for the 3 for 2 stock split, effective April 1, 1999 to holders of record on March 11, 1999.

     grant additional stock options to him. On January 6, 2000, Mr. Fuente was awarded 250,000 additional stock options.

OTHER BENEFITS

     Mr. Fuente receives certain additional benefits, including paid vacations in accordance with our general policies for our senior officers, reimbursement of business expenses and all other benefits, including insurance coverage, generally provided to our senior officers. Under the Fuente Agreement, health insurance benefits for Mr. Fuente and his family extend beyond the expiration of his Employment Agreement until Mr. Fuente's death.

CIRCUMSTANCES UNDER WHICH MR. FUENTE'S EMPLOYMENT MAY BE TERMINATED

     Mr. Fuente's Employment Agreement will be terminated earlier than its normal expiration if he dies or becomes permanently disabled or incapacitated; if we mutually agree to terminate; or if one of us decides unilaterally to terminate the Employment Agreement. The reason for the termination would determine the effect of the termination on Mr. Fuente or his estate. Mr. Fuente may decide to terminate the Employment Agreement for good reason. A good reason, according to his Employment Agreement, would include:

     - if we assign tasks to Mr. Fuente that are inconsistent with his position, authority, duties or responsibilities;

     - if we do not compensate him in accordance with his Employment Agreement;

     - if we require Mr. Fuente to relocate his offices to somewhere other than our Delray Beach headquarters; or

     - if we try to terminate Mr. Fuente when we don't have cause to do so.

     We may decide to terminate the Employment Agreement if we have cause, such as if (i) Mr. Fuente intentionally fails or refuses to perform his duties, or
(ii) he willfully engages in illegal conduct or gross misconduct that materially and demonstrably injures us.

EFFECT OF TERMINATION

     If Mr. Fuente dies or becomes permanently disabled or incapacitated, he or his family would be entitled to receive Mr. Fuente's base salary through the date he is no longer able to fulfill his duties, a pro rata portion of his bonus, and the vested and earned amounts under his incentive plans, health and welfare plans, deferred compensation plans and other benefit plans. While he is still alive, Mr. Fuente would also receive health insurance benefits.

     If we have cause to terminate Mr. Fuente's employment or he quits without a good reason, as defined above, he is only entitled to receive his base salary through the date of his termination and the vested and accrued amounts under his incentive plans, health and welfare plans, deferred compensation plans and other benefit plans. He would not receive a pro rata bonus.

     If we terminate Mr. Fuente's employment without cause or Mr. Fuente quits for good reason, as defined above, then he is entitled to receive his base salary through the second anniversary of his termination date; a pro rata portion of his bonus; the vested and accrued amounts under his incentive plans, health and welfare plans, deferred compensation plans and other benefit plans.

CONTRACTUAL ARRANGEMENT WITH OUR VICE-CHAIRMAN, IRWIN HELFORD

     Effective September 30, 1999, we entered into an Executive Part-Time Employment Agreement with the non-executive Vice Chairman of our Board, Irwin Helford, in connection with his retirement from his former duties as Chairman and Chief Executive Officer of our Viking Office Products subsidiary. This Agreement runs through September 30, 2002. Mr. Helford serves as a Senior Adviser to Office Depot and has agreed to devote reasonable efforts and attention to our business, in consideration of an annual payment of $50,000. From the effective date of the Agreement, Mr. Helford is no longer an officer of our Company, but he continues as the non-executive Vice Chairman of our Board. In addition to the annual compensation paid to him, we also provide Mr. Helford with reimbursement of reasonable and necessary business expenses, health and life insurance coverages and continued participation in vesting under our Stock Option and Restricted Stock Plans. The Agreement also contains certain non-compete and non-solicitation of employee provisions.

EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

     We have Employment Agreements with each of our other Named Executive Officers. Except as noted below, each of these "Executive Employment Agreements" is substantially similar to the others. Each provides that the executive will devote his full business time and attention to our Company's business and affairs.

     Salary. Each Agreement provides for a base salary which may be increased, but not reduced, and further provides that the executive will be entitled to participate in our bonus plan and other benefit plans. The 1999 base salaries (as of December 31, 1999) of these executives were:

Mr. McGhee..................................................  $630,000
Mr. Nelson..................................................  $630,000
Mr. Goldstein...............................................  $500,000
Mr. Seltzer.................................................  $440,000

     Term. Unless extended, Mr. McGhee's Agreement would expire by its terms on March 30, 2001; Mr. Nelson's Agreement would expire by its terms on August 26, 2000; Mr. Goldstein's Agreement would expire by its terms on October 21, 2001 and Mr. Seltzer's Agreement would expire by its terms on October 21, 2001. However, pursuant to action taken by our Compensation Committee and ratified by our Board of Directors on February 17, 2000, all of these executive agreements were converted to one-year "evergreen" agreements, which automatically renew each year unless either party notifies the other at least six (6) months in advance of the expiration date that it does not wish the agreement to be extended for an additional year.

     Termination. If we terminate an Executive Employment Agreement prior to the end of the contract "without Cause" or the executive terminates with "Good Reason," the executive is entitled to receive the following:

          (a) his base salary and insurance benefits through the second anniversary of termination (18 months in the case of Mr. Seltzer),

          (b) his pro rata bonus for the year in which the termination occurs, and

          (c) vested and accrued but unpaid amounts under his other incentive plans, deferred compensation plans and other benefit plans.

     If we terminate an Executive Employment Agreement WITH Cause or if an executive resigns WITHOUT Good Reason, he is entitled only to his base salary through the date of such termination. He also will receive the vested and accrued but unpaid amounts under his incentive plans, deferred compensation plans and any other compensation programs in which he is a participant. He will not, however, be entitled to any bonus payment for the year in which such termination occurs.

     If an Executive Employment Agreement is terminated upon an executive's death, permanent disability or incapacity, the executive (or his estate) is entitled to receive the following:

          (a) his base salary through the date of such termination,

          (b) his pro rata bonus for the year in which the disability or death occurs, and

          (c) vested and accrued but unpaid amounts under his other incentive plans, deferred compensation plans and other benefit plans.

     Non-Competition and Confidentiality Agreements. The Executive Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions.

     CHANGE IN CONTROL AGREEMENTS. Our CEO and our other Named Executive Officers also are parties to Change in Control Employment Agreements ("CIC Agreements" ). The purpose of the CIC Agreements is to assure the continued dedication of these executives, notwithstanding the possibility, threat or occurrence of a change in control ("CIC"). We have CIC Agreements with the following Named Executive Officers:

NAME                                                TITLE              DATE OF CIC AGREEMENT
----                                                -----              ---------------------

David I Fuente.........................  Chairman & CEO                September 1996
Barry J. Goldstein.....................  EVP & Chief Financial         September 1996
                                         Officer
Shawn McGhee...........................  President, North America      May 1998
M. Bruce Nelson*.......................  President, Viking Direct and  May 1997
                                         President, International
William Seltzer........................  Executive Vice President,     September 1996
                                         Information Systems

     --------------------

* See Further Discussion Below Regarding Mr. Nelson

     In the event of a CIC, each of these executives will be entitled to certain employment rights, including:

          (i) a minimum annual base salary and bonus;

          (ii) participation rights in our incentive, savings, retirement and welfare benefit plans; and

          (iii) certain payments and other benefits upon termination of employment.

     MR. NELSON'S CHANGE IN CONTROL AGREEMENT. Mr. Nelson's CIC Agreement was entered into between Mr. Nelson and Viking in May 1997, and we have succeeded to the obligations and rights of Viking under this CIC Agreement. In addition to the terms of the original CIC Agreement, Mr. Nelson has separately agreed that he will not resign by reason of the change in his duties and responsibilities following the merger of Viking into Office Depot for a period of two years following the effective date of the merger (August 26, 1998). Further, we have agreed that Mr. Nelson shall have the right for a 30-day period beginning on the second anniversary of the merger to resign for any reason, and upon such resignation to receive the benefits which he would have received if he had resigned for Good Reason immediately prior to such second anniversary of the Merger.

EMPLOYMENT AGREEMENTS WITH OTHER EXECUTIVE OFFICERS

     Certain of our other executive officers are parties to standard form Employment Agreements, which contain provisions similar to those contained in the Executive Employment Agreements and provide for various terms of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our Board is comprised of three directors, currently Mr. Hedrick, Chairman; Mr. Austrian and Ms. Cohen. None of these directors has ever been an officer of our

Company or any of our subsidiaries. No executive officer of our Company serves or has served on the compensation committee of another corporation or entity (i) one of whose executive officers served on the Compensation Committee of our Company or (ii) one of whose executive officers served as a director of our Company. None of our executive officers has ever served as a director of another corporation or entity who has or had an executive officer serving on the Compensation Committee of our Company.

COMPENSATION COMMITTEE REPORT ON 1999 EXECUTIVE COMPENSATION

     The following report of the Compensation Committee and the Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference.

WHAT IS OUR PHILOSOPHY OF EXECUTIVE COMPENSATION?

     Our compensation philosophy is to design and implement compensation practices that motivate employees to enhance stockholder value. Our compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions as well as the achievement of specific pre-determined goals and objectives, primarily through the use of "at risk" compensation strategies. Our compensation program for executive officers consists of three main components:

          (i) competitive base salaries,

          (ii) annual cash incentives based on our overall Company performance under our bonus plans and

          (iii) stock option awards intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests.

     The second and third components constitute the "at risk" or "performance-based" elements of each executive's total compensation.

     Base Salary. Our Compensation Committee determines base salaries for executive officers utilizing market survey data which focuses on other high performance and specialty retail companies. The market survey data focuses on companies with annual revenues over six billion dollars. A number of the companies included in the comparison base are included in the S&P Retail Stores Composite and in the S&P 500. The Committee considers the median level of the executive market for comparably sized companies within these surveys in determining executive base pay levels.

     Salary Adjustments in 1999. The 1999 base salary for Mr. Fuente, our CEO, did not increase over his 1998 base salary. Salaries for the four other Named Executive Officers as a group rose in the aggregate by $211,004 or 10.61% over their 1998 base salaries. These increases in salaries for the four other Named Executive Officers position these executives competitively with their respective peer groups and reflect the increase in responsibilities consistent with our growth.

     Annual Bonus. The bonus compensation of our executive officers is determined pursuant to our bonus plans, which provide for cash awards to eligible participants, based upon objectives determined each year. Executive officers are eligible to participate in either our Management Incentive Plan (our "Management Plan") or our Designated Executive Incentive Plan (our " Executive Plan" and, together with the Management Plan, our "Bonus Plans"). Eligible participants under our Management Plan have generally been salaried employees, including executive officers, who have been in our employ through the end of the related fiscal year. Under the Executive Plan, eligible participants are defined to include those key employees who have been identified by our Board. Executive Officers who participate in the Executive Plan cannot participate in the Management Plan. The objective of both plans is to enhance stockholder value by rewarding employees for the attainment of financial objectives and, in the case of the Management Plan, for the attainment of specific individual goals linked to specified strategic elements of the business. By extending annual bonuses deep into the organization, we seek to motivate all managerial employees to help achieve our profit objectives and other key strategic initiatives.

     Awards under our Bonus Plans are expressed as a percentage of base salary earnings. These awards to executive officers are a function of the participant's level of responsibility and our financial performance for the year. Awards to other management employees under our Management Plan are also based on achievement of individual performance objectives. We have reserved the discretionary power under our Bonus Plans to defer payment to prevent a participant's includible compensation from exceeding the $1 million limit under
Section 162(m) of the Code for any given year. Under our Management Plan, performance is measured in connection with attainment of specific financial objectives (including earnings per share) and may also be based on individual goals, where appropriate, that are established by the participant and his or her immediate supervisor. Under the Executive Plan, performance is measured only in connection with attainment of specific objectives based on one or more of the following five measurements of our performance: pre-tax earnings, net earnings, earnings per share, return on net assets and return on equity. The Bonus Plan allows our Compensation Committee to adjust these measurements for merger costs as presented in our audited financial statements. Our Compensation Committee approves the goals of and Bonus awards to our Chief Executive Officer, our Presidents, and our executive officers under our Bonus Plans. This emphasis on "at risk" compensation is consistent with our compensation philosophy and supports continued creation of stockholder value.

     Incentive Awards in 1999. For 1999, potential incentive awards to our executive officers were based on earnings per share and return on net assets objectives as approved by the Compensation Committee. The incentive opportunities for our executive officers pursuant to our Bonus Plans were calculated as a percentage of base salary earnings, with a minimum award if our diluted earnings per share for 1999 equaled $0.97 exclusive of merger costs and a maximum award payable if our diluted earnings per share for 1999 equaled or exceeded $1.07 (exclusive of merger costs). Incentive opportunities for certain eligible participants approved by the Compensation Committee are equal to twice the maximum award if our earnings per share meet the goals established by the Compensation Committee. Actual 1999 diluted earnings per share decreased 17% to $0.68 exclusive of merger costs ($0.69 inclusive of merger costs) compared to actual 1998 earnings per share of $0.82 exclusive of merger costs ($0.61 inclusive of merger costs). In measuring the 1999 achievement of goals and whether they qualify for bonus incentive awards, the Committee and our Board took into consideration the effects of other non-recurring charges and credits (i.e., extended warranty sales, provision for slow-moving and obsolete inventories, and store closure costs). Excluding merger costs and these other non-recurring charges and credits, diluted earnings per share for 1999 increased 5% to $0.86 per share compared to $0.82 per share in 1998. While our Company did not achieve the level of earnings per share performance called for by our Compensation Committee in setting goals for 1999, our Committee did review the individual performances of our senior officers other than Mr. Fuente and determined to exercise its discretion in granting performance bonuses which reflect the individual accomplishments of these officers but which are substantially smaller than would have been realized if the Company had met all of its objectives.

     Stock Based Incentive Program -- Stock Options. The objective of stock option awards is to motivate grantees to maximize our long-term growth and profitability. Grantees can recognize value from options granted only if our stock price increases after the date on which such options are granted, since the exercise price of options granted must at least equal the fair market value of our stock on the date of grant. The award of options thus aligns the long-range interests of the grantees with those of our stockholders.

     Grants of options are generally made annually. The Compensation Committee determined the grant levels for grants to our Chief Executive Officer and our other executive officers after taking into consideration prior year's grants, the organizational impact of the participant and the level of emphasis we placed on participant retention. Stock option awards below the executive officer level are a function of position within the organization.

     Based on the Black-Scholes option-pricing model, the present value at date of grant of Mr. Fuente's 1999 stock options represented 92.65% of his total 1999 compensation. Since Mr. Fuente did not receive any bonus for 1999, the total "at risk" portion, stock options plus the portion of annual bonus requiring vesting, also represented 92.65% of his total 1999 compensation.

     Stock option awards granted to our other Named Executive Officers for 1999 represented 55.42% of their total 1999 compensation. The total "at risk" portion, annual bonus, stock options, plus portion of annual bonus requiring vesting, for our other Named Executive Officers represented 74.34% of their total 1999 compensation.

     Deferred Compensation Plan. Our executive officers and other key employees are permitted to defer up to 25% of their base salaries and up to 100% of their bonuses under the Office Depot, Inc. Officer Deferred Compensation Plan. Deferrals may generally be made for any period of time selected by the executive, but we have the right to further defer payouts under the plan in order to avoid exceeding the $1 million limit on executive compensation under
Section 162(m) of the Code. Although the plan allows us to make additional matching deferrals and incentive contributions at our discretion, no such contributions were made under the plan for 1999 and no such contributions are contemplated for 2000.

     Split Dollar Life Insurance. Effective April 1995, we gave our executive officers the opportunity to purchase whole life insurance policies, with the premiums paid by us. If our assumptions regarding mortality, dividends and other factors are realized, we will recover all of our payments for premiums either from death benefits or from the executive, if the policy is transferred to the executive.

     Senior Management Deferred Compensation Plan. We have implemented the Senior Management Deferred Compensation Plan (a non qualified retirement savings plan) to provide our executive officers and other management and sales executives the opportunity to defer retirement savings in addition to those amounts which may be deferred under the Office Depot Retirement Savings Plan (401(k)). The Senior Management Deferred Compensation Plan allows us to supplement our matching contributions, which are limited under the Office Depot Retirement Savings Plan (401(k)) pursuant to provisions of the Internal Revenue Code.

     PHILOSOPHY OF COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In 1998 we entered into an Employment Agreement with Mr. Fuente. Among other matters, this Agreement is indicative of Mr. Fuente's willingness to remain as Chairman of our Company for the five year period beginning January 1, 1998. The Agreement raised Mr. Fuente's base salary to the maximum deductible amount under Section 162(m) of the Internal Revenue Code. Salary survey work performed for us by a reputable outside consultant indicated that Mr. Fuente's base salary is competitive with the salaries paid to similarly situated executives at other similarly sized companies and is not excessive. In lieu of a larger, and non-deductible, base salary payment to Mr. Fuente, the Compensation Committee and Board of Directors elected to award Mr. Fuente a large grant of stock options, thereby closely aligning his interests with those of our stockholders. The Committee feels that Mr. Fuente's compensation, including base salary, bonus payments and large stock option grants, is properly oriented towards risk-based, incentive compensation and that the combination of base salary and incentive compensation is competitive with similarly situated chief executives.

     SECTION 162(m) AND DEDUCTIBILITY LIMITS UNDER THE INTERNAL REVENUE
CODE. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to our Named Executive Officers. We have structured portions of our executive officers' compensation (those portions currently being stock option grants and annual bonus) in a manner intended to comply with Section 162(m). The Compensation Committee intends to continue to take actions, including seeking stockholder approval, to ensure that our executive compensation programs meet such requirements, except in those cases where the Compensation Committee believes our stockholder interests are best served by retaining flexibility of approach.

                                            Report of Compensation Committee

                                            W. Scott Hedrick, Chairman
                                            Cynthia R. Cohen, Member
                                            Neil R. Austrian, Member

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, we employed the law firm of Greenberg Traurig, of which Director Frank Scruggs is a shareholder. The fees we paid to Greenberg Traurig during 1999 did not exceed 5% of the gross revenues of that law firm for its last fiscal year.

                              COPIES OF FORM 10-K

     WE WILL PROVIDE A COPY OF OUR ANNUAL REPORT ON FORM 10-K, WHICH INCLUDE OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES TO OUR FINANCIAL STATEMENTS TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO THE VICE PRESIDENT, INVESTOR RELATIONS AT OUR CORPORATE OFFICES, 2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FL 33445.

                           2001 STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented for consideration at the 2001 Annual Meeting of Stockholders and to be included in our Proxy Statement for that meeting must be received by the Secretary at our corporate offices, 2200 Old Germantown Road, Delray Beach, FL 33445, on or before December 1, 2000. Stockholder proposals to be brought before the 2001 Annual Meeting but not included in the Proxy Statement will be considered untimely if received after December 29, 2000, and the proxies we solicit for next year's Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that meeting. Notice of any stockholder proposal must include various matters, including a clear and concise description of the proposed business.

                            COMMON STOCK PERFORMANCE

     The graph shown below compares the cumulative total stockholder return on our common stock since December 31, 1992 with the S&P 500 Index and the S&P Retail Stores Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG OFFICE DEPOT, INC., THE S&P 500 INDEX
                   AND THE S&P RETAIL STORES COMPOSITE INDEX

                                                                                                            S&P RETAIL STORES
                                                   OFFICE DEPOT, INC.                S&P 500                    COMPOSITE
                                                   ------------------                -------                -----------------
1994                                                     100.00                      100.00                      100.00
1995                                                      83.00                      138.00                      112.00
1996                                                      76.00                      169.00                      132.00
1997                                                     102.00                      226.00                      191.00
1998                                                     158.00                      290.00                      308.00
1999                                                      70.00                      351.00                      373.00

                                 OTHER MATTERS

     It is not presently expected that any matters other than those discussed herein will be brought before our Annual Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named as representatives in the accompanying proxy to vote in accordance with the recommendation of our Board of Directors.

                                   APPENDIX A

PROXY

                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                             DELRAY BEACH, FL 33445

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David I. Fuente, Barry J. Goldstein and David C. Fannin as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of Office Depot, Inc. held of record by the undersigned on March 8, 2000, at the Annual Meeting of stockholders to be held on April 28, 2000 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Call toll-free 1-800-480-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Vote by Internet at our Internet Address: htpp://www.eproxy.com/odp/

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. IMPORTANT! IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT RETURN YOUR PROXY CARD BY MAIL!

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials please provide your consent with your proxy vote.

                                  PLEASE VOTE


Please mark    [X]
your vote as
indicated in
the example


1. Election of Directors - Item 1

   ( ) FOR all of the nominees listed below               ( ) WITHHOLD AUTHORITY
       (except as marked in the space provided below)     to vote for all of the nominees listed below

         Lee A. Ault III, Neil R. Austrian, Cynthia R. Cohen, David I. Fuente,
W. Scott Hedrick, Irwin Helford, James L. Heskett, Michael J. Myers, M. Bruce Nelson, Frank P. Scruggs, Jr. and Peter J. Solomon

         (INSTRUCTION: To withhold authority to vote for any individual nominee(s) strike a line through that nominee's name in the list above.)

2. PROPOSAL TO AMEND OUR LONG-TERM EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMPANY STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 16,000,000 SHARES TO A TOTAL AUTHORIZATION OF 47,068,750 SHARES.

                        ( ) FOR ( ) AGAINST ( ) ABSTAIN

3. PROPOSAL TO AMEND OUR EMPLOYEE STOCK PURCHASE PLAN TO PROVIDE FOR AN INCREASE OF TWO MILLION IN THE NUMBER OF SHARES AUTHORIZED TO BE SOLD PURSUANT TO SUCH PLAN.

                        ( ) FOR ( ) AGAINST ( ) ABSTAIN

4. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

                        ( ) FOR ( ) AGAINST ( ) ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING UNLESS YOU INDICATE THAT YOU WITHHOLD SUCH AUTHORITY BY SO INDICATING BELOW.

By checking the box to the right, I consent to future access of the Annual Report, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke any consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, New Jersey and that costs normally associated with electronic assess, such as usage and telephone charges, will be my responsibility. [ ]

My e-mail address is:_____________________________________.



                                 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 -----------------------------------------------
                                                    Signature

                                 -----------------------------------------------
                                           Signature if held jointly

                                 DATED:                                   , 2000
                                       -----------------------------------


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
               THERE IS NO CHARGE TO YOU FOR THIS CALL
               You will be asked to enter a CONTROL NUMBER located in the lower right of this form.

OPTION A:      To vote as the Board of Directors recommends on ALL items, press
               1.

OPTION B:      If you choose to vote on each time separately, press 0. You will hear these instructions:

               ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
               To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

               ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

               ITEM 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

               ITEM 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

               WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET: THE WEB ADDRESS IN htpp://www.eproxy.com/odp/

                             THANK YOU FOR VOTING.

CALL * * TOLL-FREE * * ON A TOUCH-TONE TELEPHONE
         1-800-840-1208 - ANYTIME

         There is NO CHARGE to you for this call.

                                   Appendix B

                               OFFICE DEPOT, INC.
                     AMENDED LONG-TERM EQUITY INCENTIVE PLAN
              (As Proposed to be Amended at Annual Meeting - 2000)


1. PURPOSE.

     This plan shall be known as the Office Depot, Inc. Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Office Depot, Inc. (the "Company") and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2. DEFINITIONS.

     (a) "BOARD OF DIRECTORS" and "BOARD" mean the board of directors of Office Depot.

     (b) "CAUSE" means the occurrence of one of the following events:

          (i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

          (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

         (c) "CHANGE IN CONTROL" means, except as may otherwise be provided by the Committee, the occurrence of one of the following events:

          (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; provided, however, a Change of Control shall not be deemed to have occurred (A) if such merger or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) if the corporate existence of the Company is not affected and following the merger or consolidation the Company's chief executive officers retain their positions with the Company and the directors of the Company prior to such merger or consolidation constitute at least a majority of the board of the Company or the entity that directly or indirectly controls the Company after such merger or consolidation; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and
Section 162(m) of the Code.

     (f) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) "EMPLOYEE" means any person who is a regular employee of the Company (including officers and directors who are also employees) of the Company, either within or outside the United States, who is selected by the Committee to participate in the Plan.

     (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (i) "EXEMPT PERSON" means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (j) "FAIR MARKET VALUE" of a share of Common Stock of the Company means, as of the date in question,

            (1) if the Common Stock is listed for trading on the New York Stock Exchange, the mean of the highest and lowest sale prices of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

            (2) if the Common Stock is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc. NASDAQ National Market System ("NASDAQ/NMS"), the mean of the highest and lowest sale price of the Common Stock on such date as reported on such exchange or NASDAQ/NMS, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

           (3) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the mean of the highest and lowest sale prices of the Common Stock on such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the last day prior to such date on which there was such a reported sale.

     (k) "INCENTIVE STOCK OPTION" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

     (l) "INTERNATIONAL PARTICIPANT" means a participant in the Plan who resides or works outside of the United States.

     (m) "NON-EMPLOYEE" means any person, not an Employee of the Company, as defined herein, who serves as a director, consultant or adviser to the Company.

     (n) "NON-EMPLOYEE DIRECTOR" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

     (o) "NONQUALIFIED STOCK OPTION" means any stock option other than an Incentive Stock Option.

     (p) "OFFICER" means an Employee or a Non-Employee of the Company whose position in the Company or in any affiliate or subsidiary entity of the Company is that of a corporate officer, as determined by the Board of Directors.

     (q) "OTHER COMPANY SECURITIES" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

     (r) "PRIOR PLAN(S)" means the Office Depot, Inc. Omnibus Equity Plan, the Office Depot, Inc. Directors Stock Option Plan or any other plan which these plans subsumed or replaced.

     (s) "RETIREMENT" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

     (t) "SUBSIDIARY" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. ADMINISTRATION.

     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan in the event of a change in control, or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

     The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4. SHARES AVAILABLE FOR THE PLAN.

         Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan (the "Shares") shall equal the excess (if any) of 47,068,750 over (i) the number of shares of Common Stock subject to outstanding awards under the Plan or the Prior Plans, (ii) the number of shares of Common Stock in respect of which options and stock appreciation rights have been exercised under the Plan or the Prior Plans, and (iii) the number of shares of Common Stock issued pursuant to performance awards or issued subject to forfeiture restrictions which have lapsed under the Plan or the Prior Plans. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan or any Prior Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan or any Prior Plan, related SARs are exercised.

     Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. PARTICIPATION.

     Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Incentive Stock Options or Nonqualified Stock Options, SARs, alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. INCENTIVE AND NONQUALIFIED OPTIONS.

     The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 1,000,000 shares. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

     (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

     (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired ; provided, however, that no participant shall be eligible to exercise any Stock Option (i) if the participant, at the time of the purported exercise, is not in compliance with any provision of the Plan or (ii) with respect to which the participant has not signed and returned to the Company a letter in the form prescribed by the Company, acknowledging receipt of such Stock Option, agreeing to abide by the provisions of the Plan and otherwise containing such provisions as the Company shall prescribe. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

     (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of or performed other services for the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiary Corporations (as defined in Section 424 of the Code) may not exceed $100,000.

     (e) Termination; Change in Control. Except as may otherwise be provided by the Committee:

         (i) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to the death of the participant, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of 24 months from the date of such death but in no event after the expiration date of the options or SARs.

         (ii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement.

         (iii) If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant's options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

         (iv) If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs and
                  (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. The Committee may, at its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

         (v) If there is a Change in Control, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

     (f) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7. STOCK APPRECIATION RIGHTS.

     The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

     No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

     SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised (less any applicable taxes). The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

     All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8. RESTRICTED STOCK.

     The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least 3 years , subject to partial vesting at the end of year 1 and any time thereafter, and except as otherwise provided in the third paragraph of this
Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

     The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

     Except as may otherwise be provided by the Committee, (a) immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse, and (b) at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9. PERFORMANCE AWARDS.

     Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"), except that no performance cycle shall be less than 12 months in duration. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. In any one calendar year, the Committee shall not grant to any one participant more than 100,000 performance Shares.

     The Committee shall establish performance goals and objectives for each performance cycle on the basis of one or more of the following five measurements of the Company's performance for the relevant period, as such measurements may be adjusted for merger costs as presented on the Company's audited financial statements: pre-tax earnings, net earnings, earnings per share, return on assets and return on equity. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable to the extent permitted under Section 162(m) of the Code.

     The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

     A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, (a) if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle and (b) in the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

10. WITHHOLDING TAXES.

     (a) Participant Election. The Committee may provide that a participant may be permitted to elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in
Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

     (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan, to the payment of any SAR or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or payment or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of
Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. WRITTEN AGREEMENT; VESTING.

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee may otherwise provide and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. TRANSFERABILITY.

     Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. LISTING, REGISTRATION AND QUALIFICATION.

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

     It is the intent of the Company that the Plan comply in all respects with
Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

14. TRANSFER OF EMPLOYEE.

     The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in
Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16. TERMINATION AND MODIFICATION OF THE PLAN.

     The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed. With respect to International Participants, the Committee may, in its sole discretion, amend the terms of the Plan or any Awards under the Plan with respect to such International Participants in order to conform such terms to the requirements of local laws in the country in which the International Participant resides or works.

17. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares) in the event of a change in control or death, disability, retirement of the participant, or other situation which the Committee deems as a special circumstance; provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, with the grantee's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made; and further provided, notwithstanding the foregoing or any other provision of this Plan, that in no event shall an option or stock appreciation right be granted in substitution for a previously granted option or stock appreciation right, with the old award being canceled or surrendered as a condition of receiving the new award, if the new award would have a lower option exercise price or stock appreciation right appreciation base than the award it replaces. The foregoing is not intended to prevent equitable adjustment of awards upon the occurrence of certain events as herein provided, for example, without limitation, adjustments pursuant to Section 15.

18. COMMENCEMENT DATE; TERMINATION DATE.

     The date of commencement of the Plan shall be October 1, 1997, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, no Incentive Stock Options shall be issued under this plan after the close of business on September 30, 2007. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

19. GOVERNING LAW.

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.


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
                                   APPENDIX C

                               OFFICE DEPOT, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
              (as Proposed to be Amended at Annual Meeting - 2000)

1. PURPOSE OF PLAN. The purpose of the Office Depot, Inc. 1999 Employee Stock Purchase Plan (this "Plan") is to benefit Office Depot, Inc., a Delaware corporation (the "Company"), and its eligible employees by increasing employee ownership of the capital stock of the Company. This Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Plan shall be administered, interpreted and construed in accordance with such provisions.

2. SHARES RESERVED FOR THE PLAN. There shall be reserved for issuance and purchase by employees of the Company under this Plan an aggregate of [3,125,000
- INCREASED FROM 1,125,000 ] shares ("Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), subject to adjustment as provided in
Section 13 hereof; provided, that the number of Shares authorized for issuance under this Plan shall be reduced by the number of shares of Common Stock issued prior to the effective date of this Plan under the Office Depot, Inc. 1989 Employee Stock Purchase Plan (the "1989 Plan") in excess of the number of shares of Common Stock previously authorized for issuance under the 1989 Plan. Shares subject to this Plan may be shares now or hereafter authorized and unissued or shares already authorized, issued and owned by the Company. The right to purchase Shares pursuant to this Plan shall be made available by a series of bi-weekly offerings (the "Offerings") to employees eligible to participate in this Plan pursuant to Section 4 hereof. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased under this Plan shall again become available for the purposes of this Plan unless this Plan shall have terminated.

3. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall consist of three or more directors designated by the Board of Directors. The Committee shall have full power to:

                  (a) prescribe, amend and rescind rule and procedures governing the administration of the Plan;

                  (b) to interpret the provisions of the Plan and to establish and interpret rules and procedures with respect to the Plan;

                  (c) to determine the requirements imposed by or rights of any person under the Plan and the rules and procedures established by the Committee relating to such rights;





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

                  (d) to determine the eligibility of employees to participate in the Plan in accordance with the standards set forth in Section 4 hereof; and

                  (e) to delegate certain of the duties of the Committee to officers or other committees of the Company or to one or more outside agents to facilitate the purchase and transfer of Shares and to otherwise assist in the administration of the Plan.

Each action of the Committee which is within the scope of the authority delegated to the Committee by the Plan or by the Board shall be binding on all persons.

4. ELIGIBLE EMPLOYEES. All present and future regular full-time and part-time employees of the Company and subsidiaries of the Company that are permitted by the Company to participate in the Plan shall be eligible to participate in the Plan, provided that each of such employees (a) has been employed by the Company or a participating subsidiary for at least ninety (90) days, (b) has attained the age of majority in the Participant's state of residence, and (c) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company. In determining stock ownership under this Section 4, the rules of Section 424(d) of the Code shall apply and stock that an employee may purchase under outstanding rights shall be treated as stock owned by the employee. The Committee shall determine which employees are eligible to participate in the Plan in accordance with the standards set forth in this
Section 4. Employees eligible to participate in this Plan pursuant to this
Section 4 are hereinafter referred to as "Eligible Employees."

5. ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS. An Eligible Employee may elect to participate in the Plan at any time by correctly completing and returning to the Company an enrollment form authorizing a specified payroll deduction to be made from each subsequent paycheck for the purchase of Common Stock under this Plan (the "Payroll Deduction"). The minimum allowable Payroll Deduction is $3.00 per week and the maximum allowable Payroll Deduction is $400.00 per week. All Payroll Deductions shall be made regularly and in equal amounts and shall be credited on the records of the Company in the name of the Eligible Employee. Such credit shall constitute only a convenient bookkeeping entry by the Company and no interest will be paid or due on any money paid into this Plan or credited to such Eligible Employee. Employees who elect to participate in the Plan are referred to herein as "Participating Employees."

         A Participating Employee will be deemed to have elected to participate and to have authorized the same Payroll Deduction for each subsequent Offering provided that he or she is eligible to participate during each such subsequent Offering. A Participating Employee may at any time increase or decrease his or her Payroll Deduction by filing the required form with the Company, which increase or decrease shall become effective as soon as practicable. A Participating Employee may at any time terminate his or her Payroll Deduction and thereby cease to be a Participating Employee by notifying the Benefits Services Department of the Company in writing subject to such notice and timing requirements as may be reasonably required to effect such termination. "Investment Date" shall mean the second and fourth Friday of each month, or, if such Friday is a legal holiday, the next preceding day that is not a legal holiday. Any employee who has terminated his or her Payroll Deduction and thereby ceased to be a Participating Employee may, if then eligible, elect to participate in a subsequent offering. Employees on leave of absence who are eligible to participate in this Plan pursuant to Section 4 hereof shall be permitted to enroll and participate in this Plan in accordance with this Section 5 and payroll deductions with respect to such employees shall commence as of the first pay period that commences coincident with or after the recommencement of employment.

6. LIMITATION OF NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE. No right to purchase Shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company at a rate which in aggregate exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

7. PURCHASE PRICE. The purchase price for each Share for each Investment Date shall be eighty-five percent (85%) of the fair market value of such share on the Investment Date. "Fair market value" for each share of Common Stock shall be (a) the closing sale price reported on any domestic stock exchange on which the Common Stock is listed on the determining date, or if the Common Stock is not traded on such an exchange on such date, (b) the closing sale price as quoted on the National Association of Securities Dealers Automated Quotation System on the determining date, or if the Common Stock is not traded on such system on such date, (c) such other amount as may be determined by the Committee by any fair and reasonable means.

8. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS. Each Participating Employee shall be granted the right to purchase on each Investment Date the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her aggregate Payroll Deductions not theretofore invested by the purchase price determined in accordance with Section 7 hereof. Each Participating Employee having aggregate Payroll Deductions not theretofore invested on an Investment Date shall be deemed, without any further action, to have elected to purchase with such Payroll Deductions the number of whole and fractional Shares that he or she has the right to purchase at the purchase price on that Investment Date. A Participating Employee who has purchased the maximum number of Shares to which he or she is entitled pursuant to Section 4, Section 6 or Section 17 hereof shall be refunded any excess amount. All whole and fractional Shares purchased shall be allocated to separate investment accounts ("Investment Accounts") maintained by such brokerage house, investment banking firm, commercial bank or other such similar institution as may be selected by the Board of Directors for the Participating Employees. All dividends paid with respect to the whole and fractional Shares in a Participating Employee's Investment Account shall be credited to his or her Investment Account.

9. ISSUANCE OF SHARE CERTIFICATES. Stock certificates for any of the whole Shares in a Participant's Investment Account will be issued to such Participant only upon receipt by the Committee (or its agent) of such Participant's written request, which request shall indicate the number of Shares (up to a maximum of the number of full Shares in such Participant's Investment Account) for which the Participant wishes to receive stock certificates. Such request shall be made on a form at the time prescribed by the Committee (or its agent) and shall be accompanied by payment of any fee that may be charged by the Committee's agent for such issuance. The appropriate Share certificates shall be issued to such Participant as soon as practicable.

10. VOTING RIGHTS. Holders of Shares under the Plan shall have the same rights to vote on matters affecting the Company as do other shareholders of the Company. If any such matter is submitted to the shareholders for a vote, then following the record date for any shareholder meeting at which such vote is to occur the Committee (or its agent) shall advise the Company's transfer agent of the number of Participants for whom Shares are held in Investment Accounts on such record date, and the Company's transfer agent shall furnish the Committee (or its agent) with sufficient sets of proxy soliciting materials for one set to be delivered to each such Participant. The Committee (or its agent) shall forward one such set to each Participant for whom allocated Shares are being held, and shall request voting instructions from each such Participant. Upon receipt of such voting instructions, the Committee (or its agent) shall vote each Participant's Shares as instructed. If no voting instructions are received from a Participant, the Committee or the Officers of the Company shall have the authority to vote any Share allocated to such Participant's Investment Account as they see fit in their discretion.

11. RIGHTS NOT TRANSFERABLE. Rights granted under the Plan may not be transferred by a Participating Employee other than by will or the laws of descent and distribution and may be exercised during the lifetime of the person to whom they are granted only by such person. Until certificates for Shares are issued, no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of such Shares.

12. EXPENSES. The Company or the Covered Entity, as applicable, shall bear all costs associated with the administration of the Plan and the purchase of Shares. No expenses attributable to a Participant's sale of Shares, however, shall be borne by the Company or the Covered Entity.

13. ADJUSTMENT FOR CHANGES IN COMMON STOCK. In order to prevent the dilution or enlargement of rights granted under this Plan, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of Shares authorized by this Plan, the number and type of Shares covered by, or with respect to which payments are measured under, outstanding rights and the prices specified therein, subject to the limitations of Section 424 of the Code.

14. DEATH, RETIREMENT, AND TERMINATION. In the event of a Participating Employee's death, retirement or termination of employment, participation in the Plan shall cease and the amount of his or her aggregate Payroll Deductions not theretofore invested shall be invested on the next subsequent Investment Date.

15. RECORDS AND REPORTS TO PARTICIPANTS.

                  (a) The Committee shall cause to be maintained true and accurate books of account and records of all transactions under the Plan. On or before July 31 of each year, the Committee shall file with the Treasurer of the Company a written report setting forth all receipts, disbursements and other transactions effected on behalf of the Plan during the preceding Plan year, including a description of all Shares purchased and the cost of all such Shares.

                  (b) An annual report shall be provided to each Participant within 90 days after the close of each Plan Year, showing for the Plan Year just ended:

                           (i) the aggregate amount of Payroll Deductions for
                  such Participant;

                           (ii) the aggregate amount of cash dividends credited
                  to the Cash Account of such Participant;

                           (iii) the number of Shares acquired for the
                  Investment Account of such Participant (including the amounts of Share distributions or Share splits so allocated or credited);

                           (iv) the average cost per Share of Shares purchased
                  for such Participant;

                           (v) the number of Shares, if any, for which
                  certificates were delivered to such Participant; and

                           (vi) the beginning and ending balances in the
                  Investment Account of such Participant.

16. AMENDMENT OF THE PLAN. The Committee may at any time or from time to time amend this Plan in any respect, provided, that this Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

17. TERMINATION OF THE PLAN. This Plan and all rights of employees hereunder may be suspended or terminated at any time at the discretion of the Board of Directors and shall terminate on the Investment Date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares available for purchase pursuant to Section 2 hereof. In the event that the Plan terminates because there are an insufficient number of Shares available for purchase, reserved Shares remaining as of the termination date shall be issued to Participating Employees on a pro rata basis.

18. EFFECTIVE DATE, PLAN YEAR AND APPROVAL OF STOCKHOLDERS. This Plan shall be effective as of July 1, 1999. The Plan Year shall be the calendar year; provided that the first Plan Year shall begin July 1, 1999 and end on December 31, 1999. This Plan is subject to the approval of the Company's stockholders at the next annual meeting of stockholders or at any special meeting of stockholders for which one of the purposes shall be to act upon this Plan.

19. INDEMNIFICATION. No member of the Committee is liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee under the Plan. Service on the Committee constitutes service as a director of the Company and members of the Committee are entitled to indemnification and reimbursement as directors of the Company for any action or any failure to act in connection with service on the Committee to the fullest extent provided for at any time in the Company's Certificate of Incorporation and By-Laws, or in any insurance policy or other agreement intended for the benefit of the Company's directors.

20. COMPLIANCE WITH LAWS AND OTHER REGULATIONS. Each right under this Plan shall be subject to the requirement that if at any time the Committee determines that the listing, registration or qualification of the shares of Common Stock subject to this Plan upon any securities exchange or under any federal or state securities or other law or regulation, or that the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of such right or the issuance or purchase of shares thereunder, no such right may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and, the holder of the right will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

                                   * * * * * *